                                                                      EXHIBIT 99


                               KMART CORPORATION





                                 $2,500,000,000

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT



                                  May 6, 1997





                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                              THE BANK OF NEW YORK
                                as Co-Arrangers


                             CHASE SECURITIES INC.
                                  as Arranger


                            THE CHASE MANHATTAN BANK
                            as Administrative Agent

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----


SECTION 1.  DEFINITIONS                                                                  1

      1.1  Defined Terms                                                                 1
      1.2  Other Definitional Provisions                                                39

SECTION 2.  [INTENTIONALLY OMITTED]                                                     39

SECTION 3.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS                            40

      3.1  Revolving Credit Commitments                                                 40
      3.2  Procedure for Revolving Credit Borrowing                                     40
      3.3  Commitment Fee                                                               40
      3.4  Termination or Reduction of Commitments                                      41
      3.5  Repayment of Revolving Credit Loans                                          41
      3.6  L/C Commitment                                                               41
      3.7  Procedure for Issuance of Letters of Credit                                  42
      3.8  Letter of Credit Fees, Commissions and Other Charges                         42
      3.9  L/C Participations                                                           43
      3.10  Letter of Credit Reimbursement Obligations                                  44
      3.11  Obligations Absolute                                                        44
      3.12  Letter of Credit Payments                                                   45
      3.13  Letter of Credit Applications                                               45
      3.14  CAF Advances                                                                45
      3.15  Procedure for CAF Advance Borrowing                                         45
      3.16  CAF Advance Payments                                                        48
      3.17  Certain Restrictions With Respect to CAF Advances                           48
      3.18  Requests for Bilateral Loan Offers                                          49
      3.19  Reports to Administrative Agent                                             49
      3.20  Repayments                                                                  49
      3.21  Swing Line Commitment                                                       49
      3.22  Procedure for Swing Line Borrowing                                          50
      3.23  Annual Revolving Credit Clean-Down                                          51

SECTION 4.  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF
            CREDIT                                                                      51

      4.1  Optional and Mandatory Prepayments                                           51
      4.2  Conversion and Continuation Options                                          52
      4.3  Minimum Amounts and Maximum Number of Tranches                               53
      4.4  Interest Rates and Payment Dates                                             53
      4.5  Computation of Interest and Fees                                             53
      4.6  Inability to Determine Interest Rate                                         54
      4.7  Pro Rata Treatment and Payments                                              54
      4.8  Illegality                                                                   55
      4.9  Requirements of Law                                                          55

                                    - i -

                                                                                    Page
                                                                                    ----

      4.10  Indemnification for Taxes                                                   56
      4.11  Indemnity                                                                   58
      4.12  Change of Lending Office                                                    59
      4.13  Evidence of Debt                                                            59

SECTION 5.  REPRESENTATIONS AND WARRANTIES                                              61

      5.1  Financial Condition                                                          61
      5.2  No Change                                                                    61
      5.3  Corporate Existence; Compliance with Law                                     61
      5.4  Corporate Power; Authorization; Enforceable Obligations                      61
      5.5  No Legal Bar                                                                 62
      5.6  No Material Litigation                                                       62
      5.7  No Default                                                                   62
      5.8  No Burdensome Restrictions                                                   62
      5.9  Taxes                                                                        62
      5.10  Federal Regulations                                                         63
      5.11  ERISA                                                                       63
      5.12  Investment Company Act; Other Regulations                                   63
      5.13  Subsidiaries                                                                63
      5.14  Environmental Matters                                                       63
      5.15  The Security Documents                                                      65
      5.16  Ownership of Property; Liens                                                66
      5.17  Intellectual Property                                                       66
      5.18  Pledged Stock                                                               66
      5.19  Real Estate Matters                                                         66
      5.20  Continuing Letters of Credit                                                66
      5.21  Solvency                                                                    67
      5.22  Purpose of Loans                                                            67
      5.23  Accuracy of Information                                                     67

SECTION 6.  CONDITIONS                                                                  67

      6.1  Conditions to Effectiveness                                                  67
      6.2  Conditions to Each Extension of Credit                                       69

SECTION 7.  AFFIRMATIVE COVENANTS                                                       70

      7.1  Financial Statements                                                         70
      7.2  Certificates; Other Information                                              70
      7.3  Payment of Obligations                                                       71
      7.4  Conduct of Business and Maintenance of Existence                             71
      7.5  Maintenance of Property; Insurance                                           71
      7.6  Inspection of Property; Books and Records; Discussions                       72
      7.7  Notices                                                                      72
      7.8  Environmental Laws                                                           73
      7.9  Further Assurances                                                           73
      7.10  Mortgages; Etc                                                              73

                                                                                     Page
                                                                                     ----
      7.11  Additional Collateral                                                       74
      7.12  Cash Equivalents                                                            75

SECTION 8.  NEGATIVE COVENANTS                                                          75

      8.1  Financial Condition Covenants                                                76
      8.2  Limitation on Indebtedness                                                   76
      8.3  Limitation on Guarantee Obligations                                          77
      8.4  Limitation on Liens                                                          77
      8.5  Limitation on Fundamental Changes                                            79
      8.6  Limitation on Sale of Assets                                                 80
      8.7  Limitation on Dividends                                                      81
      8.8  Limitation on Capital Expenditures and "Property held for Resale"            81
      8.9  Limitation on Investments, Loans and Advances                                81
      8.10  Limitation on Optional Payments and Modifications of Debt Instruments       83
      8.11  Limitation on Transactions with Affiliates                                  83
      8.12  Limitation on Sales and Leasebacks                                          83
      8.13  Joint Ventures                                                              83

SECTION 9.  EVENTS OF DEFAULT                                                           84

SECTION 10.  THE ADMINISTRATIVE AGENT                                                   87

      10.1  Appointment                                                                 87
      10.2  Delegation of Duties                                                        87
      10.3  Exculpatory Provisions                                                      88
      10.4  Reliance by Administrative Agent                                            88
      10.5  Notice of Default                                                           88
      10.6  Non-Reliance on Administrative Agent and Other Lenders                      88
      10.7  Indemnification                                                             89
      10.8  Administrative Agent in Its Individual Capacity                             89
      10.9  Successor Administrative Agent                                              89

SECTION 11.  MISCELLANEOUS                                                              90

      11.1  Amendments and Waivers                                                      90
      11.2  Notices                                                                     90
      11.3  No Waiver; Cumulative Remedies                                              91
      11.4  Survival of Representations and Warranties                                  92
      11.5  Payment of Expenses and Taxes; Indemnity                                    92
      11.6  Successors and Assigns; Participations and Assignments                      92
      11.7  Replacement of Lenders under Certain Circumstances                          95
      11.8  Adjustments; Set-off                                                        95
      11.9  Counterparts                                                                96
      11.10  Severability                                                               96
      11.11  Integration                                                                96
      11.12  Termination                                                                96
      11.13  Collateral Release                                                         96

                                                                            Page
                                                                            ----



      11.14  GOVERNING LAW                                                     96
      11.15  Submission To Jurisdiction; Waivers                               96
      11.16  Acknowledgements                                                  97
      11.17  WAIVERS OF JURY TRIAL                                             97
      11.18  Confidentiality                                                   97
      11.19  Judgment Currency                                                 98
      11.20  Section Headings                                                  98
      11.21  Exhibits                                                          98
      11.22  Special Provisions                                                99


ANNEXES


      Annex A             Pricing Grid

      SCHEDULES

      Schedule 1.1(a)     Commitments
      Schedule 1.1(b)     Real Estate Eligibility Conditions
      Schedule 1.1(c)     Repurchased Put Bonds
      Schedule 5.1        Charges and Changes
      Schedule 5.4        Consents
      Schedule 5.13       Subsidiaries
      Schedule 5.15       Filing Jurisdictions and Chief Executive Offices
      Schedule 5.17       Intellectual Property Matters
      Schedule 5.19(a)    Material Real Property
      Schedule 5.19(b)    Put Bond Mortgages
      Schedule 5.19(c)    Designated Big Beaver Real Property
      Schedule 5.20       Continuing Letters of Credit
      Schedule 8.4(f)     Existing Liens
      Schedule 8.6(f)     Scheduled Asset Sales
      Schedule 8.9(i)(A)  Existing Investments
      Schedule 8.11       Transactions with Affiliates
      Schedule 11.2       Addresses



      EXHIBITS

      Exhibit A      Form of Addendum
      Exhibit B      Form of CAF Advance Confirmation
      Exhibit C      Form of CAF Advance Offer
      Exhibit D      Form of CAF Advance Request
      Exhibit E      Form of Subsidiaries Guarantee
      Exhibit F      Form of Trust Agreement
      Exhibit G      Form of Revolving Credit Note
      Exhibit H      Form of CAF Advance Note
      Exhibit I      Form of Borrower Closing Certificate
      Exhibit J-1    Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
      Exhibit J-2    Form of Opinion of General Counsel to Borrower
      Exhibit J-3    Form of Opinion of Simpson Thacher & Bartlett
      Exhibit K      Form of Borrowing Base Certificate
      Exhibit L      Form of Assignment and Acceptance
      Exhibit M      Form of Swing Line Participation Certificate


          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 6, 1997, among KMART CORPORATION, a Michigan corporation (the "Borrower"), the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender") and THE CHASE MANHATTAN BANK, a New York banking corporation, as Administrative Agent (as hereinafter defined) for the Lenders hereunder.


                             W I T N E S S E T H :


          WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of June 6, 1996 (the "Existing Credit Agreement"); and

          WHEREAS, subject to the terms and conditions of this Agreement, the Borrower, the Lenders and the Administrative Agent wish to amend and restate the Existing Credit Agreement in its entirety as provided herein;

          NOW, THEREFORE, subject to the satisfaction of the conditions set forth in subsection 6.1, the Borrower, the Lenders and the Administrative Agent hereby agree to amend and restate the Existing Credit Agreement in its entirety to read as follows:




                            SECTION 1.  DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
     (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve
     Percentage and (b) the CD Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board of Governors, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "CD Assessment Rate" shall mean, for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the FDIC classified as well-capitalized and within supervisory subgroup

     "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4 (or any successor provision) to the FDIC for the FDIC's insuring time deposits at offices of such institution in the United States; "CD Reserve Percentage" shall mean, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board of Governors or any successor provisions) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate, the CD Assessment Rate, the CD Reserve Percentage or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate, the CD Assessment Rate, the CD Reserve Percentage or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the ABR.

          "Acquisition":  as to any Person, the acquisition by such Person of
     (a) all the Capital Stock of any other Person, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units of any other Person.

          "Addendum": an instrument, substantially in the form of Exhibit A, by which a Lender becomes a party to this Agreement.

          "Additional Permitted Capital Expenditure Amount": (a) with respect to the 1997 Fiscal Year, an amount equal to 50% of the amount (if any) by which EBITDA for the 1996 Fiscal Year exceeds $1,000,000,000 and (b) with respect to each Fiscal Year thereafter, an amount equal to 50% of the amount (if any) by which EBITDA for the immediately preceding Fiscal Year exceeds $1,150,000,000.

          "Adjusted Eligible Inventory Amount": as of the last day of any fiscal month, (a) the Inventory Value of all Inventory of the Borrower and the Subsidiary Guarantors that consists of finished goods as of such day minus (b) the sum of (i) the Ineligible Inventory Borrowing Base Amount as of such day plus (ii) the Markdown Reserve for such fiscal month.

          "Adjustment Date": the second Business Day following receipt by the Administrative Agent of both (i) the financial statements (other than copies of the Form 10-K or Form 10-Q for the relevant fiscal period) required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as the case may be, for the most recently completed fiscal period and (ii) the certificate required to be delivered pursuant to subsection 7.2(b) with respect to such fiscal period.

          "Administrative Agent": Chase, together with its affiliates, as the arranger of the Commitments and as the agent for the Lenders under this Agreement and the other Loan Documents.

          "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For the purposes of this Agreement, the Borrower and its Restricted Subsidiaries shall not be deemed to be Affiliates of each other.

          "Aggregate Revolving Credit Outstandings": at any time, an amount equal to the sum of (a) the Committed Revolving Credit Extensions of Credit of all the Lenders at such time, (b) the aggregate outstanding principal amount of CAF Advances of all the Lenders at such time and (c) the aggregate outstanding principal amount of Bilateral Option Loans of all the Lenders at such time.

          "Agreement": this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Agreement Currency":  as defined in subsection 11.19.

          "Applicable Commitment Fee Rate": 0.30%, provided that, from and after the last day of the first fiscal quarter of the 1997 Fiscal Year, the Applicable Commitment Fee Rate will be adjusted, on each Adjustment Date, to the Commitment Fee Rate set forth on Annex A opposite the Margin Level Status of the Borrower in effect on such Adjustment Date, and, provided, further, that, in the event the financial statements (other than copies of the Form 10-K or 10-Q for the relevant fiscal period) required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related certificate required pursuant to subsection 7.2(b) are not delivered when due, then, during the period from the date on which such financial statements were required to be delivered until two Business Days following the date upon which they actually are delivered, the Applicable Commitment Fee Rate shall be 0.50%.

          "Applicable Margin": for each Type of Revolving Credit Loan, the rate per annum set forth under the relevant column heading below:


               ABR Loans                Eurodollar Loans
               ---------                ----------------
                 0.25%                       1.25%

     provided that, from and after the last day of the first fiscal quarter of the 1997 Fiscal Year, the Applicable Margin for all Types of Revolving Credit Loans will be adjusted, on each Adjustment Date, to the Applicable Margin set forth on Annex A opposite the Margin Level Status of the Borrower in effect on such Adjustment Date, and provided, further, that, in the event that the financial statements (other than the copies of the Form 10-K or 10-Q for the relevant fiscal period) required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related certificate required pursuant to subsection 7.2(b), are not delivered when due, then, during the period from the date upon which such financial statements were required to be delivered until two Business Days following the date upon which they actually are delivered, the Applicable Margin for ABR Loans shall be 1.00% and the Applicable Margin for Eurodollar Loans will be 2.00%.

          "Applicant": with respect to any Letter of Credit, the Borrower or any of its Subsidiaries.

          "Application": an application or request, in such form as an Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit.

          "Asset Sale": any sale, transfer or other disposition (including any sales, transfers or other dispositions in connection with Sale-Leasebacks or Securitization Transactions) by the Borrower or any of its Restricted Subsidiaries of any property of the Borrower or any such Restricted Subsidiary (including property subject to any Lien under any Security Document).

          "Assignee":  as defined in subsection 11.6(c).

          "Assignment Financing Statement": with respect to each Mortgage Assignment, a uniform commercial code financing statement naming the Trustee as the "secured party", on the appropriate state form, executed by the Borrower or a Subsidiary, as appropriate, and describing the appropriate Mortgage Assignment.

          "Available Revolving Credit Commitment": as to any Lender, at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) such Lender's Committed Revolving Credit Extensions of Credit at such time; collectively, as to all the Lenders, the "Available Revolving Credit Commitments".

          "Big Beaver Companies":  the collective reference to [             ]

          "Big Beaver Joint Ventures":  the collective reference to [        ]

          "Big Beaver Joint Venture Agreements":  the collective reference to

     [           ]

          "Big Beaver Loan Agreements": the collective reference to (a) the Loan Agreement dated as of January 21, 1992, among the borrowers
     thereunder, certain financial institutions party thereto, and [         ],
     as managing agent, and (b) the Loan Agreement dated as of August 7, 1992, among the borrowers thereunder, certain financial institutions party
     thereto, and, [       ] as agent, in each case as the same may be amended,
     supplemented or otherwise modified from time to time.

          "Bilateral Option Loan": a Loan made by a Lender to the Borrower pursuant to subsection 3.18.

          "Bilateral Option Loan Report":  as defined in subsection 3.19.

          "Board of Governors": the Board of Governors of the Federal Reserve System and any Governmental Authority which succeeds to the powers and functions thereof.

          "Borrowing Base": at any time, an amount, calculated based upon the most recent Borrowing Base Certificate delivered pursuant to this Agreement (or, until the first Borrowing Base Certificate is delivered pursuant to subsection 7.2(c) subsequent to the Effective Date, subsection 7.2(c) of the Existing Credit Agreement), equal to the sum of (a) the Eligible Inventory Borrowing Base Amount at such time, plus (b) 60% of the excess of (i) the sum of (A) the aggregate Mortgage Value of Eligible Mortgaged Real Property at such time, (B) the aggregate Mortgage Value of Eligible Put Bond Real Property at such time, (C) the aggregate Designated Value of Eligible Big Beaver Real Property at such time and (D) the aggregate Mortgage Value of Eligible California Real Property at such time over (ii) the Environmental Reserve Amount. The Borrowing Base established based upon a particular Borrowing Base Certificate shall remain in effect until the delivery of a subsequent Borrowing Base Certificate.

          "Borrowing Base Certificate":  as defined in subsection 7.2(c).

          "Borrowing Date": any Business Day specified in a notice pursuant to subsection 3.2, 3.15(a), 3.18 or 3.22 as a date on which the Borrower requests the Lenders to make Loans hereunder.

          "Business":  as defined in subsection 5.14(b).

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that when such term is used to describe a day on which
     a borrowing, payment or interest rate [                                  ]
     determination is to be made in respect of a LIBO Rate CAF Advance, such day shall also be a day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

          "CAF Advance":  as defined in subsection 3.14.

          "CAF Advance Availability Period": the period from and including the Initial Closing Date to and including the date which is 14 days prior to the Revolving Credit Termination Date.

          "CAF Advance Confirmation": each confirmation by the Borrower of its acceptance of CAF Advance Offers, which confirmation shall be substantially in the form of Exhibit B and shall be delivered to the Administrative Agent by facsimile transmission.

          "CAF Advance Interest Payment Date": as to each CAF Advance, each interest payment date specified by the Borrower for such CAF Advance in the related CAF Advance Request.

          "CAF Advance Maturity Date": as to any CAF Advance, the date specified by the Borrower in the related CAF Advance Request and confirmed pursuant to subsection 3.15(d)(ii) in its acceptance of the related CAF Advance Offer.

          "CAF Advance Note":  as defined in subsection 4.13(f).

          "CAF Advance Offer": each offer by a Lender to make CAF Advances pursuant to a CAF Advance Request, which offer shall contain the information specified in Exhibit C and shall be delivered to the Administrative Agent by telephone, immediately confirmed by facsimile transmission.

          "CAF Advance Request": each request by the Borrower for Lenders to submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit D and shall be delivered to the Administrative Agent in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

          "California Mortgage Note": any promissory note, bond or other instrument issued by the Borrower to a Subsidiary Guarantor on terms reasonably satisfactory to the Administrative Agent which is secured by a Lien on one or more parcels of Material Real Property of the Borrower located in the State of California, Alaska, Nevada or Washington, as amended, supplemented or otherwise modified from time to time with the prior written consent of the Administrative Agent (which shall not be unreasonably withheld).

          "Capital Funds": of any Person, as of the date of determination thereof, the sum of Consolidated Net Worth of such Person at such date of determination and Consolidated Funded Debt of such Person at such date of determination.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing, provided that the Convertible Debentures shall not constitute Capital Stock of the Borrower.

          "Cash Collateral Account":  as defined in subsection 4.1(b).

          "Cash Interest Expense": of any Person for any period, Consolidated Interest Expense of such Person for such period (a) minus, in each case to the extent included in determining such Consolidated Interest Expense for such period, the sum of the following: (i) non-cash expenses for interest payable in kind and non-cash interest expense related to closed stores and
     (ii) amortization of debt discount and fees and (b) plus the sum of the following in each case to the extent previously subtracted pursuant to clause (a) of this definition: cash payments made by such Person or any Consolidated Subsidiary of such Person during such period in respect of the items referred to in such clause (a), provided that Cash Interest Expense shall in no event include any fees or amortization of debt discount associated with the transactions contemplated hereby or the Convertible Preferred Securities.

          "Chase": The Chase Manhattan Bank, a New York banking corporation, and its successors.

          "Co-Arrangers": collectively, Morgan Guaranty Trust Company of New York and The Bank of New York.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": the collective reference to the Pledged Stock, the Mortgaged Properties, the Mortgage Assignments, all Security (as defined in each Security Agreement), all Pledged Securities (as defined in the Pledge Agreement) and all other property which is part of the Trust Estate.

          "Collateral Release Date": the date upon which the Liens on the Collateral granted pursuant to the Security Documents are released pursuant to subsection 11.13.

          "Collateral Release Event": shall occur at any time, so long as no Default or Event of Default shall have occurred and be continuing at such time: (a) if the senior long-term unsecured debt of the Borrower is rated at least Baa3 by Moody's and the corporate credit rating of the Borrower is rated at least BBB- by S&P; or (b) if, as of the last day of the most recent fiscal quarter of the Borrower ending on or prior to such time:
     (i) the Fixed Charge Coverage Ratio as of such day and as of the last day of the immediately preceding fiscal quarter is greater than or equal to
     2.0 to 1.0 and (ii) the Leverage Ratio as of such day is less than or equal to 0.375 to 1.0.

          "Commercial L/C Fee Rate": at any time, the rate per annum equal to 50% of the Applicable Margin then in effect for Eurodollar Loans.

          "Commercial Letter of Credit":  as defined in subsection 3.6(b)(i).

          "Committed Loan": any Revolving Credit Loan or Swing Line Loan, as the case may be.

          "Committed Revolving Credit Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Commitment Percentage of the sum of
     (i) the aggregate principal amount of Swing Line Loans then outstanding and (ii) the L/C Obligations then outstanding.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Confectionery Reserve": as of the last day of any fiscal month, an amount equal to the amount, if any, by which the Inventory Value of Inventory consisting of candy and other confectionery items exceeds an amount equal to 2% of the Inventory Value of all Inventory as of such day.

          "Confidential Information":  as defined in subsection 11.18.

          "Consolidated": when used in connection with any defined term, and not otherwise defined, means such term as it applies to any Person and its Subsidiaries on a consolidated basis, after eliminating all intercompany items.

          "Continuing Directors": as defined in Section 9(j).

          "Continuing Letter of Credit": each letter of credit outstanding on the date hereof that was issued pursuant to the Existing Credit Agreement by an Issuing Bank which is a Lender.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Convertible Debentures": the Convertible Junior Subordinated Debentures issued by the Borrower to the Convertible Trust pursuant to the Convertible Debenture Indenture, including any Convertible Junior Subordinated Debentures issued in connection with the exercise of the underwriters' over-allotment option, and any debentures (with the same terms) issued in exchange therefor pursuant to the Convertible Debenture Indenture as in effect on the Initial Closing Date.

          "Convertible Debenture Indenture": the Indenture, dated as of June 6, 1996, between the Borrower and The Bank of New York, as Trustee, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

          "Convertible Preferred Securities": the Trust Convertible Preferred Securities issued by the Convertible Trust on the Initial Closing Date and any Trust Convertible Preferred Securities issued by the Convertible Trust in connection with the exercise of the underwriters' over-allotment option.

          "Convertible Trust": Kmart Financing I, a Delaware statutory business trust.

          "Corporate Trustee":  [           ] and its successors as Corporate
     Trustee under the Trust Agreement, for the benefit of the Secured Parties, unless express reference herein is made to, or the context hereof requires that the reference be to, the Individual Trustee.

          "Cost Complement": with respect to any fiscal month, the percentage which the Inventory Value of all Inventory purchased by the Borrower and the Subsidiary Guarantors from the beginning of the relevant Fiscal Year through the end of such fiscal month represents of total original selling price (exclusive of markdowns) of such Inventory. For the purposes of the definition of "Markdown Reserve", the Cost Complement shall be calculated separately for Builders Square, Inc. and its Subsidiaries which are Subsidiary Guarantors, on the one hand, and the Borrower and the other Subsidiary Guarantors, on the other hand.

          "Debt": as to any Person at the date of any determination thereof, the sum of the following to the extent such items should be reflected on the consolidated balance sheet of such Person (excluding any such items which appear only in the notes to such consolidated balance sheet) at such date (without duplication): (a) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations under Financing Leases, (d) all obligations in respect of acceptances issued or created for the account of such Person, and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, provided that (i) the item which in conformity with GAAP would reflect the amount of Convertible Preferred Securities and/or the Convertible Debentures (and the obligations of such Person with respect thereto) on the consolidated balance sheet of such Person at such date of determination shall in no event constitute Debt of such Person and (ii) Debt of the Borrower shall include any outstanding Qualified Big Beaver Indebtedness.

          "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Designated Big Beaver Real Property": the collective reference to the real property owned by the Big Beaver Joint Ventures as of the Initial Closing Date and designated as such on Schedule 5.19(c).

          "Designated Lenders":  as defined in subsection 6.1(a).

          "Designated Value": with respect to any parcel of Eligible Big Beaver Real Property at any time, the lesser of (a) the aggregate of the aggregate then outstanding principal amount of Purchased Credit Facilities and amounts advanced by the Borrower prior to and after the Initial Closing Date to complete construction of the related projects (i) owed by the owner of such Eligible Big Beaver Real Property and (ii) with respect to which the related promissory note or other evidence of indebtedness is then subject to a perfected security interest in favor of the Trustee subject to no prior Liens other than as permitted by subsection 8.4(a) and
     (b) the value of such Eligible Big Beaver Real Property set forth in the Final Appraisal or Preliminary Appraisal delivered with respect thereto, provided that, (x) if a Final Appraisal was not delivered with respect to
     any parcel of Eligible Big Beaver Real Property as of the [             ]

     Initial Closing Date, then upon delivery of such Final Appraisal (i) the value of such parcel of Eligible Big Beaver Real Property for purposes of this clause (b) shall be the value of such parcel of Eligible Big Beaver Real Property set forth in such Final Appraisal and (ii) the Borrowing Base shall (to the extent required) be adjusted to reflect such value effective as of the delivery of the Borrowing Base Certificate in respect of the fiscal month in which such Final Appraisal is delivered to the Administrative Agent and (y) if, at the time such Final Appraisal is delivered, the relevant parcel of Eligible Big Beaver Real Property is still under construction, (i) the Borrower may request that the Administrative Agent obtain another Final Appraisal with respect to such parcel of Eligible Big Beaver Real Property and (ii) if the Administrative Agent obtains any such Final Appraisal, then, upon delivery of such Final Appraisal (A) the value of such parcel of Eligible Big Beaver Real Property for purposes of this clause (b) shall be the value of such parcel of Eligible Big Beaver Real Property set forth in such Final Appraisal and
     (B) the Borrowing Base shall be adjusted to reflect such value effective as of the last day of the fiscal month in which such Final Appraisal is delivered.

          "Discontinued Inventory Reserve": as of the last day of any fiscal month, an amount equal to 75% of the Inventory Value of all Inventory which has been designated as "discontinued" by the Borrower or any Subsidiary Guarantor at least 18 months prior to such day on a basis consistent with the Borrower's or the relevant Subsidiary Guarantor's current and historical accounting practice.

          "Dollar Equivalent": at any date of determination thereof with respect to the face amount of any Letter of Credit issued in any currency other than Dollars or any Reimbursement Obligations in respect of any such Letter of Credit, an amount in Dollars equivalent to such face amount calculated at the rate of exchange quoted by the Administrative Agent on such date of determination (at the hour on such date of determination at which it customarily makes such determination) to prime banks in the interbank market where its foreign currency exchange operations in respect of the currency in which such Letter of Credit is issued are then being conducted for the spot purchase of such currency with Dollars.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction (including territories) within the United States of America, excluding the Convertible Trust, Securitization Entities, Inactive Subsidiaries, Special Purpose Subsidiaries and Foreign Holding Companies.

          "EBITDA": with respect to any period, EBITDAR for such period minus, to the extent included in EBITDAR for such period, the Consolidated Rental Expense of the Borrower for such period.

          "EBITDAR": with respect to any period, Consolidated Net Income of the Borrower for such period (a) plus, in each case to the extent deducted in determining such Consolidated Net Income for such period, the sum of the following: (i) Consolidated Interest Expense of the Borrower, (ii) consolidated income tax expense of the Borrower and its Consolidated Subsidiaries, (iii) consolidated depreciation and amortization expense of the Borrower and its Consolidated Subsidiaries, (iv) Consolidated Rental Expense of the Borrower, (v) other consolidated non-recurring non-cash charges of the Borrower and its Consolidated Subsidiaries and non-cash losses realized by the Borrower and its Consolidated Subsidiaries upon the sale, disposition or refinancing of Existing Real Properties and/or Repurchased Put Bonds and (vi) cash payments received by the Borrower or any Consolidated Subsidiary during such period in respect of non-recurring non-cash gains of the Borrower taken subsequent to the first day of February 1996, and (b) minus the sum of the following: (i) cash payments made by the Borrower or any Consolidated Subsidiary during such period in respect of non-recurring non-cash charges taken subsequent to the first day of February 1996 and (ii) consolidated non-recurring non-cash gains of the Borrower and its Consolidated Subsidiaries during such period.

          "Effective Date": the date on which the conditions set forth in subsection 6.1 are satisfied.

          "Eligible Big Beaver Real Property": at any time, any parcel of Designated Big Beaver Real Property as to which each of the following conditions shall have been satisfied at such time:

               (a) the Administrative Agent shall have received a copy of an as-built survey of such parcel of Designated Big Beaver Real Property, if available;

               (b) the Administrative Agent shall have received in respect of such parcel of Designated Big Beaver Real Property a title report, preliminary title certificate or commitment dated a date reasonably satisfactory to the Administrative Agent to the effect that title to such real property is vested in the owner thereof free and clear of all mortgage liens and all defects and encumbrances (other than those of a type that would constitute Permitted Mortgage Liens), except such defects and encumbrances as may be approved by the Administrative Agent;

               (c) the Administrative Agent shall have received a Final Appraisal or Preliminary Appraisal with respect to such parcel of Designated Big Beaver Real Property; and

               (d) such parcel of Designated Big Beaver Real Property shall be in compliance with all of the terms, covenants, conditions, representations and warranties set forth in Schedule 1.1(b), provided that, (i) if any such term, covenant, condition, representation or warranty shall reference any provision of this Agreement, such reference shall be read without giving effect to any qualification or limitation contained therein regarding a Material Adverse Effect and (ii) if such parcel of Designated Big Beaver Real Property ceases to be in compliance with any of the terms, covenants, conditions, representations or warranties set forth in Schedule 1.1(b), such parcel of Designated Big Beaver Real Property shall cease (effective as of the delivery of the next succeeding Borrowing Base Certificate) to be Eligible Big Beaver Real Property during the continuation of such non-compliance if such non-compliance could reasonably be expected to have a material adverse effect on the value of such parcel of Designated Big Beaver Real Property, but such non-compliance shall not constitute, in and of itself, a Default or Event of Default.

     If a parcel of Designated Big Beaver Real Property becomes a parcel of Eligible Big Beaver Real Property and is thereafter subsequently developed or the development thereof is subsequently completed, the Borrower may, at its option deliver a notice to the Administrative Agent to the effect that the Borrower wishes to cause such parcel of Designated Big Beaver Real Property to satisfy the requirements of this definition as if (x) such parcel of Designated

     Big Beaver Real Property became a parcel of Designated Big Beaver Real Property as of the date of such notice and (y) such parcel of Designated Big Beaver Real Property was not then a parcel of Eligible Big Beaver Real Property. Upon delivery of any such notice, the Administrative Agent shall commission a new Final Appraisal with respect to such parcel of Designated Big Beaver Real Property. Upon satisfaction of the conditions set forth in this definition following such date with respect to such parcel of Designated Big Beaver Real Property (other than the condition set forth in clause (a) above and, in satisfaction of clause (b) above, the Borrower may provide an updated title report, preliminary title certificate or commitment dated from and after the date of the title report, preliminary title certificate or commitment delivered as of the Initial Closing Date on the same conditions as such title report, preliminary title certificate or commitment and otherwise satisfying the requirements of such clause (b)), such parcel of Designated Big Beaver Real Property shall, without duplication, be deemed to become a parcel of Eligible Big Beaver Real Property as of the date such conditions are satisfied and the Designated Value of such parcel of Eligible Big Beaver Real Property shall be included in the Borrowing Base effective as of the delivery of the Borrowing Base Certificate in respect of the fiscal month in which such conditions are satisfied.

          "Eligible California Real Property": at any time, any parcel of Material Real Property of the Borrower located in the State of California, Alaska, Nevada or Washington as to which each of the following conditions has been satisfied at such time:

               (a) (i) Such parcel of Material Real Property (A) is comprised of a developed retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy or the local equivalent thereof (or any other similar proof of completion) shall have been issued by the relevant Governmental Authority or (B) is undeveloped and has a book value (excluding soft costs) of at least $1,000,000, (ii) a Lien on such parcel of Material Real Property shall have been granted by the Borrower, in favor of a Subsidiary Guarantor pursuant to a Subsidiary Mortgage securing California Mortgage Notes, (iii) such Subsidiary Mortgage shall be in full force and effect in favor of such Subsidiary Guarantor at such time, (iv) such Subsidiary Mortgage shall have been recorded in the appropriate jurisdiction or jurisdictions to perfect the Lien granted pursuant to such Subsidiary Mortgage, (v) all applicable mortgage recording taxes shall have been paid, provided that such Subsidiary Mortgage need not have been so recorded (and any such mortgage recording taxes need not have been so paid) if an effective title insurance policy (naming such Subsidiary Guarantor as the insured thereunder) shall have been issued that otherwise complies with the requirements of clause (c) of this definition and that provides "gap" coverage insuring against any exceptions that may arise prior to the actual recording of such Subsidiary Mortgage (and the payment of any such recording taxes),
          (vi) the California Mortgage Note or Notes secured by the applicable Subsidiary Mortgage shall have been pledged and delivered to the Trustee pursuant to the Pledge Agreement at such time and (vii) a Mortgage Assignment, in recordable form, and Assignment Financing Statements, in recordable form, shall have been executed and delivered with respect to such California Mortgage Note or Notes and shall be in full force and effect in favor of the Trustee at such time;

               (b) the Administrative Agent shall have received (i) and the title insurance company issuing the policy referred to in clause (c) of this definition shall have received, maps or plats of an as-built survey of the sites of the Material Real Property covered by such Subsidiary Mortgage certified to the Administrative Agent and such title insurance company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and such title insurance company, by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and such title insurance company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines (where setback information is readily obtainable); (B) the lines of streets abutting such sites and the width thereof; (C) all access and other easements appurtenant to such sites or necessary to use such sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting such sites, whether recorded, apparent from a physical inspection of such sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on such sites; and (F) if such sites are described as being on a filed map, a legend or other information relating the survey to said map or (ii) in the case of any such parcel of Material Real Property subject to a Subsidiary Mortgage as of the Initial Closing Date, a copy of an as-built survey of such parcel of Material Real Property if such parcel of Material Real Property was developed as of the Initial Closing Date or a boundary survey of such parcel of Material Real Property if such parcel of Material Real Property was undeveloped as of the Initial Closing Date, in each case prepared within five years prior to the Initial Closing Date;

               (c) the Administrative Agent shall have received in respect of such parcel of Material Real Property a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Initial Closing Date (in the case of any such parcel of Material Real Property subject to a Subsidiary Mortgage as of the Initial Closing Date) or a date reasonably satisfactory to the Administrative Agent otherwise. Each such policy shall (i) be in an amount equal to the Mortgage Value (as of the date such parcel of Material Real Property becomes a parcel of Eligible California Real Property) of such parcel of Material Real Property; (ii) be issued at ordinary rates; (iii) insure that the Subsidiary Mortgage insured thereby creates a valid first Lien on such parcel of Material Real Property free and clear of all defects and encumbrances, except such as may be approved by the Administrative Agent, Permitted Mortgage Liens and any Mortgage Assignment; (iv) name the applicable Subsidiary Guarantor and the Trustee as the insured as their interests may appear thereunder; (v) be in the form of ALTA Loan Policy - 1992;
          (vi) contain a comprehensive lender's endorsement and (vii) be issued by Chicago Title Insurance Company, First American Title Insurance Company or any other title company reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received (x) evidence satisfactory to it that all premiums in respect of each such policy have been paid and (y) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies);

               (d) the Administrative Agent shall have received a Final Appraisal with respect to such parcel of Material Real Property or, in the case of any such parcel of Material Real Property subject to a Subsidiary Mortgage as of the Initial Closing Date, a Preliminary Appraisal with respect to such parcel of Material Real Property;

               (e) with respect to any parcel of Material Real Property (other than any parcel of Material Real Property subject to a Subsidiary Mortgage as of the Initial Closing Date), a Phase I environmental report with respect to such parcel of Material Real Property, dated a date not more than one year prior to the date of delivery of the related Subsidiary Mortgage, showing no material condition of environmental concern shall have been delivered to the Administrative Agent and in form reasonably satisfactory to the Administrative Agent;

               (f) if such parcel of Material Real Property is subject to a ground lease in favor of the Borrower as lessee, no consent shall be required under such ground lease to mortgage or foreclose upon such parcel of Material Real Property (or such consent shall have been obtained); and

               (g) such parcel of Material Real Property shall be in compliance, or, as applicable, the owner or lessee thereof, shall be in compliance, with all of the terms, covenants, conditions, representations and warranties set forth in Schedule 1.1(b), provided that, (i) if any such term, covenant, condition, representation or warranty shall reference any provision of this Agreement, such reference shall be read without giving effect to any qualification or limitation contained therein regarding a Material Adverse Effect, and
          (ii) if such parcel of Material Real Property or, as applicable, the owner or lessee thereof ceases to be in compliance with any of the terms, covenants, conditions, representations or warranties set forth in Schedule 1.1(b), such parcel of Material Real Property shall cease (effective as of the delivery of the next succeeding Borrowing Base Certificate) to be Eligible California Real Property during the continuation of such non-compliance if such non-compliance could reasonably be expected to have a material adverse effect on the value of such parcel of Material Real Property, but such non-compliance shall not constitute, in and of itself, a Default or Event of Default.

     If a parcel of Material Real Property of the type described in clause
     (a)(i)(B) of this definition becomes a parcel of Eligible California Real Property and is thereafter subsequently developed such that such parcel of Material Real Property satisfies the requirements of clause (a)(i)(A) of this definition, the Borrower may, at its option, deliver a notice to the Administrative Agent to the effect that the Borrower wishes to cause such parcel of Material Real Property to satisfy the requirements of this definition as if (x) such parcel of Material Real Property became a parcel of Material Real Property as of the date of such notice, (y) such parcel of Material Real Property was not then a parcel of Eligible California Real Property and (z) if applicable, such parcel of Material Real Property was not subject to a Subsidiary Mortgage as of the Initial Closing Date. Upon delivery of any such notice, the Administrative Agent shall commission a new Final Appraisal with respect to such parcel of Material Real Property. Upon satisfaction of the conditions set forth in this definition following such date with respect to such parcel of Material Real Property (other than the condition set forth in clause (e) above and, in satisfaction of clause (c) above, the Borrower may provide a date-down endorsement to the mortgagee's title policy or binder delivered as of the Initial Closing Date on the same conditions as such policy or binder and otherwise satisfying the requirements of such clause as to title insurance), such parcel of Material Real Property shall, without duplication, be deemed to become a parcel of Eligible California Real Property as of the date such conditions are satisfied and the Mortgage Value of such parcel of Eligible California Real Property shall be included in the Borrowing Base effective as of the delivery of the Borrowing Base Certificate in respect of the fiscal month in which such conditions are satisfied.

          "Eligible Inventory Amount":  as of the last day of any fiscal month,
     (a) the Inventory Value of all Inventory of the Borrower and the Subsidiary Guarantors that consists of finished goods as of such day minus
     (b) the Ineligible Inventory Borrowing Base Amount as of such day. For the purposes of the definition of "Markdown Reserve", Builders Square, Inc. and its Subsidiaries which are Subsidiary Guarantors shall be treated as an entity separate from the Borrower and the other Subsidiary Guarantors, and such amounts shall be calculated separately for Builders Square, Inc. and its Subsidiaries which are Subsidiary Guarantors, on the one hand, and the Borrower and the other Subsidiary Guarantors, on the other hand.

          "Eligible Inventory Borrowing Base Amount": as of the last day of any fiscal month, an amount equal to (a) 55% of the Adjusted Eligible Inventory Amount as of such day minus (b) the sum of (i) the Flow Through Center Reserve for such fiscal month, (ii) the Special Order Reserve for such fiscal month and (iii) the aggregate amount of gift certificates then outstanding entitling the holder thereof to use all or a portion thereof to pay all or a portion of the purchase price for any Inventory as of such day which are not being held for escheatment or which have not been escheated as of such day.

          "Eligible Mortgaged Real Property": at any time, any parcel of Material Real Property of the Borrower or any Subsidiary Guarantor (other than parcels of Material Real Property of the Borrower located in the State of California, Alaska, Nevada or Washington) as to which each of the following conditions has been satisfied at such time:

               (a) (i) Such parcel of Material Real Property (A) is comprised of a developed retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy or the local equivalent thereof (or any other similar proof of completion) shall have been issued by the relevant Governmental Authority or (B) is undeveloped and has a book value (excluding soft costs) of at least $1,000,000, (ii) a Lien on such parcel of Material Real Property shall have been granted by the Borrower or such Subsidiary Guarantor, as the case may be, in favor of the Trustee pursuant to a Mortgage, (iii) such Mortgage shall be in full force and effect in favor of the Trustee at such time, (iv) such Mortgage shall have been recorded in the appropriate jurisdiction or jurisdictions to perfect the Lien granted pursuant to such Mortgage and (v) all applicable mortgage recording taxes shall have been paid, provided that such Mortgage need not have been so recorded (and any such mortgage recording taxes need not have been so paid) if an effective title insurance policy (naming the Trustee for the benefit of the Secured Parties as the insured thereunder) shall have been issued that otherwise complies with the requirements of clause (c) of this definition and that provides "gap" coverage insuring against any exceptions that may arise prior to the actual recording of such Mortgage (and the payment of any such recording taxes);


               (b) the Administrative Agent shall have received (i) and the title insurance company issuing the policy referred to in clause (c) of this definition shall have received, maps or plats of an as-built survey of the sites of the Material Real Property covered by such Mortgage certified to the Administrative Agent and such title insurance company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and such title insurance company, by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and such title insurance company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines (where setback information is readily obtainable); (B) the lines of streets abutting such sites and the width thereof; (C) all access and other easements appurtenant to such sites or necessary to use such sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting such sites, whether recorded, apparent from a physical inspection of such sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on such sites; and (F) if such sites are described as being on a filed map, a legend or other information relating the survey to said map or (ii) in the case of any such parcel of Material Real Property subject to a Mortgage as of the Initial Closing Date, a copy of an as-built survey of such parcel of Material Real Property if such parcel of Material Real Property was developed as of the Initial Closing Date or a boundary survey of such parcel of Material Real Property if such parcel of Material Real Property was undeveloped as of the Initial Closing Date, in each case prepared within five years prior to the Initial Closing Date;

               (c) the Administrative Agent shall have received in respect of such parcel of Material Real Property a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Initial Closing Date (in the case of any such parcel of Material Real Property subject to a Mortgage as of the Initial Closing Date) or a date reasonably satisfactory to the Administrative Agent otherwise. Each such policy shall (A) be in an amount equal to the Mortgage Value (as of the date such parcel of Material Real Property becomes a parcel of Eligible Mortgaged Real Property) of such parcel of Material Real Property, (B) be issued at ordinary rates,
          (C) insure that the Mortgage insured thereby creates a valid first Lien on such parcel of Material Real Property free and clear of all defects and encumbrances, except such as may be approved by the Administrative Agent and Permitted Mortgage Liens, (D) name the Trustee for the benefit of the Secured Parties as the insured thereunder, (E) be in the form of ALTA Loan Policy - 1992, (F) contain a comprehensive lender's endorsement and (G) be issued by Chicago Title Insurance Company, First American Title Insurance Company or any other title company reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received (x) evidence satisfactory to it that all premiums in respect of each such policy have been paid and (y) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies);

               (d) the Administrative Agent shall have received a Final Appraisal with respect to such parcel of Material Real Property or, in the case of any such parcel of Material

          Real Property subject to a Mortgage as of the Initial Closing Date, a Preliminary Appraisal with respect to such parcel of Material Real Property;

               (e) with respect to any parcel of Material Real Property (other than any parcel of Material Real Property subject to a Mortgage as of the Initial Closing Date), a Phase I environmental report with respect to such parcel of Material Real Property, dated a date not more than one year prior to the date of delivery of the related Mortgage, showing no material condition of environmental concern shall have been delivered to the Administrative Agent and in form reasonably satisfactory to the Administrative Agent;


               (f) if such parcel of Material Real Property is subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee, no consent shall be required under such ground lease to mortgage or foreclose upon such parcel of Material Real Property (or such consent shall have been obtained); and

               (g) such parcel of Material Real Property shall be in compliance, or, as applicable, the owner or lessee thereof, shall be in compliance, with all of the terms, covenants, conditions, representations and warranties set forth in Schedule 1.1(b), provided that, (i) if any such term, covenant, condition, representation or warranty shall reference any provision of this Agreement, such reference shall be read without giving effect to any qualification or limitation contained therein regarding a Material Adverse Effect, and
          (ii) if such parcel of Material Real Property or, as applicable, the owner or lessee thereof ceases to be in compliance with any of the terms, covenants, conditions, representations or warranties set forth in Schedule 1.1(b), such parcel of Material Real Property shall cease (effective as of the delivery of the next succeeding Borrowing Base Certificate) to be Eligible Mortgaged Real Property during the continuation of such non-compliance if such non-compliance could reasonably be expected to have a material adverse effect on the value of such parcel of Material Real Property, but such non-compliance shall not constitute, in and of itself, a Default or Event of Default.

     If a parcel of Material Real Property of the type described in clause
     (a)(i)(B) of this definition becomes a parcel of Eligible Mortgaged Real Property and is thereafter subsequently developed such that such parcel of Material Real Property satisfies the requirements of clause (a)(i)(A) of this definition, the Borrower may, at its option, deliver a notice to the Administrative Agent to the effect that the Borrower wishes to cause such parcel of Material Real Property to satisfy the requirements of this definition as if (x) such parcel of Material Real Property became a parcel of Material Real Property as of the date of such notice, (y) such parcel of Material Real Property was not then a parcel of Eligible Mortgaged Real Property and (z) if applicable, such parcel of Material Real Property was not subject to a Mortgage as of the Initial Closing Date. Upon delivery of any such notice, the Administrative Agent shall commission a new Final Appraisal with respect to such parcel of Material Real Property. Upon satisfaction of the conditions set forth in this definition following such date with respect to such parcel of Material Real Property (other than the condition set forth in clause (e) above and, in satisfaction of clause (c) above, the Borrower may provide a date-down endorsement to the mortgagee's title policy or binder delivered as of the Initial Closing Date on the same conditions as such policy or binder and otherwise satisfying the requirements of such clause as to title insurance), such parcel of Material Real Property shall, without duplication, be deemed to become a parcel of Eligible Mortgaged Real Property as of the date such conditions are satisfied and the Mortgage Value of such parcel of Eligible Mortgaged Real Property shall be included in the Borrowing Base effective as of the delivery of the Borrowing Base Certificate in respect of the fiscal month in which such conditions are satisfied.

          "Eligible Put Bond Real Property": at any time, any parcel of Put Bond Real Property as to which each of the following conditions shall have been satisfied at such time:

               (a) (i) such parcel of Put Bond Real Property shall be subject to a Lien granted under a Put Bond Mortgage or Mortgages and such Lien shall be in full force and effect and shall not have been released, (ii) the Repurchased Put Bonds secured by such parcel of Put Bond Real Property shall have been pledged and delivered to the Trustee pursuant to the Pledge Agreement at such time and (iii) to the extent required to perfect the Lien in the Repurchased Put Bonds created in favor of the Trustee pursuant to the Pledge Agreement, a Mortgage Assignment and Assignment Financing Statements, in recordable form, shall have been executed and delivered with respect to such Put Bond Mortgages and shall be in full force and effect in favor of the Trustee at such time;

               (b) the Administrative Agent shall have received a copy of an as-built survey of such parcel of Put Bond Real Property, if available;

               (c) the Administrative Agent shall have received in respect of such parcel of Put Bond Real Property a title report, preliminary title certificate or commitment dated a date reasonably satisfactory to the Administrative Agent to the effect that the mortgage lien securing the relevant Repurchased Put Bonds is a first priority mortgage Lien;

               (d) the Administrative Agent shall have received a Final Appraisal or Preliminary Appraisal with respect to such parcel of Put Bond Real Property;

               (e) if such parcel of Put Bond Real Property is subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee, no consent shall have been required under such ground lease to mortgage or foreclose upon such parcel of Put Bond Real Property (or such consent shall have been obtained); and

               (f) such parcel of Put Bond Real Property shall be in compliance with all of the terms, covenants, conditions, representations and warranties set forth in Schedule 1.1(b), provided that, (i) if any such term, covenant, condition, representation or warranty shall reference any provision of this Agreement, such reference shall be read without giving effect to any qualification or limitation contained therein regarding a Material Adverse Effect, or
          (ii) if such parcel of Put Bond Real Property ceases to be in compliance with any of the terms, covenants, conditions, representations or warranties set forth in Schedule 1.1(b), such parcel of Put Bond Real Property shall cease (effective as of the delivery of the next succeeding Borrowing Base Certificate) to be Eligible Put Bond Real Property during the continuation of such non-compliance if such non-compliance could reasonably be expected to have a material adverse effect on the value of such parcel of Put Bond Real Property, but such non-compliance shall not constitute, in and of itself, a Default or Event of Default.

          "Environmental Laws": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as are now or may at any time hereafter be in effect.

          "Environmental Reserve Amount": at any time, an amount equal to the product of (a) $150,000 and (b) the number of parcels of Eligible Mortgaged Real Property, Eligible Big Beaver Real Property, Eligible Put Bond Real Property and Eligible California Real Property which is included in the Borrowing Base at such time.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate for deposits in Dollars for the period commencing on the first day of such Interest Period and ending on the last day of such Interest Period which appears on Telerate Page 3750 as of 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period.
     If at least two rates appear on such Telerate Page for such Interest Period, the "Eurodollar Base Rate" shall be the arithmetic mean of such rates. If the "Eurodollar Base Rate" cannot be determined in accordance with the immediately preceding sentences with respect to any Interest Period, the "Eurodollar Base Rate" with respect to each day during such Interest Period shall be the rate per annum equal to the average (rounded upward to the nearest 1/100th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about
     10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

          "Eurodollar Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurodollar Base Rate
                  ----------------------------------------
                  1.00 - Eurocurrency Reserve Requirements

          "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Existing Credit Facilities": collectively, the Refinanced Credit Facilities, the Purchased Credit Facilities and the Letter of Credit Issuance Agreement.

          "Existing Real Property": the collective reference to all parcels of Material Real Property as of the Initial Closing Date other than any parcel of Material Real Property which was undeveloped as of the Initial Closing Date.

          "Existing Issuing Bank": each Person that has issued one or more Continuing Letters of Credit.

          "Existing Receivables Transactions":  collectively, the transactions
     contemplated under (i) the [           ] Program Agreement, dated April
     12, 1996, by and between [           ] and Builders Square, Inc. and (ii)
     various store programs pursuant to which receivables generated in connection with the sale of Inventory are sold to various financing companies, in each case as such agreements and programs may be amended, replaced, supplemented or otherwise modified from time to time.

          "Exiting Revolving Credit Lenders":  as defined in subsection 6.1(h).

          "Extension of Credit": with respect to any Lender, (a) the making of a Loan by such Lender and (b) the issuance or extension of a Letter of Credit; collectively, as to all the Lenders, the "Extensions of Credit".

          "FDIC": the Federal Deposit Insurance Corporation and any Governmental Authority which succeeds to the powers and functions thereof.

          "Federal Funds Effective Rate": as defined in the definition of "ABR" contained in this subsection 1.1.

          "Final Appraisal": with respect to any parcel of Material Real Property, Put Bond Real Property or Designated Big Beaver Real Property, a final complete appraisal of the value of such parcel of Material Real Property, Put Bond Real Property or Designated Big Beaver Real Property, as the case may be, commissioned in connection with the Existing
     Credit Agreement or this Agreement and valued on an "alternative use" basis which in the reasonable judgment of the Administrative Agent satisfies all applicable requirements of FIRREA and the Uniform Standards of Professional Appraisal Practice.

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of such lessee.

          "FIRREA": the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

          "Fiscal Year": each fiscal year of the Borrower. Fiscal Years are referred to herein by reference to the calendar year in which the first day of such Fiscal Year falls.

          "Fixed Charge Coverage Ratio": as of the last day of any fiscal quarter of the Borrower, the quotient of (A) EBITDAR for the period of four fiscal quarters ending on the last day of such quarter divided by (B) the sum of (i) Consolidated Cash Interest Expense of the Borrower plus
     (ii) Consolidated Rental Expense of the Borrower, in each case for such
     period.   For purposes of computing the "Fixed Charge Coverage Ratio" for any fiscal quarter, Builder's Square Inc. and its Subsidiaries shall, for so long as Builder's Square, Inc. remains a Subsidiary of the Borrower or until the Borrower and the Administrative Agent otherwise agree, be accounted for as Consolidated Subsidiaries of the Borrower notwithstanding anything to the contrary under GAAP.

          "Fixed Rate CAF Advance": any CAF Advance made pursuant to a Fixed Rate CAF Advance Request.

          "Fixed Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at an absolute rate which is not determined by reference to an external source.

          "Flow Through Center Reserve": with respect to any fiscal month, the sum of (a) the average monthly amount paid by the Borrower and any Subsidiary Guarantors in respect of fees charged by flow through centers or distribution centers during the immediately preceding 12 fiscal month period and (b) any such fees which are then overdue for less than 60 days.

          "Foreign Holding Company": any Subsidiary organized under the laws of any jurisdiction (including territories) within the United States of America whose sole assets (exclusive of assets with an aggregate book value not exceeding $10,000,000 and assets consisting of advances or loans to the Borrower or any of its Subsidiaries) consist of the Capital Stock of one or more Foreign Subsidiaries or other Foreign Holding Companies.

          "Foreign Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States of America, excluding Securitization Entities, Inactive Subsidiaries and Special Purpose Subsidiaries, but including in any event Foreign Holding Companies.

          "Foreign L/C Commitment Sublimit": at any time (a) prior to January 1, 1998, $150,000,000 and (b) thereafter, $200,000,000.

          "Funded Debt": as to any Person at the date of any determination thereof, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year after the date of determination thereof, and any such Debt maturing within one year from such date of determination which is directly or indirectly renewable or extendible at the option of such Person to a date more than one year from such date of determination (including an option of such Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from such date of incurrence); provided, however, that for the purposes of any determination of the Leverage Ratio hereunder the amount of Funded Debt attributable to the Revolving Credit Loans, the Swing Line Loans, the CAF Advances and the Bilateral Option Loans shall be the average daily outstanding amounts thereof for the period of four fiscal quarters ending on or immediately preceding such date of determination, except that in connection with any determination of the Leverage Ratio prior to the end of the second fiscal quarter of the 1997 Fiscal Year, the amount of Funded Debt attributable to the Revolving Credit Loans, the Swing Line Loans, the CAF Advances and the Bilateral Option Loans shall be (a) $692,000,000 for each day during the fourth fiscal quarter of the 1995 Fiscal Year, (b) $322,000,000 for each day during the first fiscal quarter of the 1996 Fiscal Year, and (c) $104,000,000 for each day during the second fiscal quarter of the 1996 Fiscal Year.

          "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, provided that, solely for purposes of determining compliance with subsection 8.1, "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date hereof.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Greeting Card Reserve": as of the last day of any fiscal month, the excess of (a) the Inventory Value of all Inventory consisting of greeting cards as of such day over (b) $37,500,000.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a guarantee, reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness (collectively, the "primary obligations") of any other third Person (the "primary obligor"), in any manner, whether directly or indirectly, or which guarantee, reimbursement, counterindemnity or similar obligation should be reflected in a consolidated balance sheet of the guaranteeing person (or in the notes thereto); provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Inactive Subsidiary": any Subsidiary of the Borrower which (and only for so long as such Subsidiary) (a) does not own assets with an aggregate book value in excess of $10,000,000 and (b) is not then engaged in any business.

          "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities and current accounts payable incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations (to the extent capitalized for accounting purposes) of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person,
     (e) all obligations of the types described in the other clauses of this definition secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) all obligations of such Person in respect of interest rate and currency hedging agreements. For purposes of this Agreement, the amount of any Indebtedness referred to in clause (f) of the preceding sentence shall be the net amounts, including any net termination payments, required to be paid to a counterparty rather than any notional amount with regard to which payments may be calculated.

          "Indemnified Liabilities":  as defined in subsection 11.5.

          "Individual Trustee":  [       ] and his successors as Individual
     Trustee under the Trust Agreement, for the benefit of the Secured Parties.

          "Ineligible Inventory": as of the last day of any fiscal month, all Inventory of the Borrower and the Subsidiary Guarantors that falls in any one or more of the following categories as of such day:

               (a) the Inventory (i) is not owned solely by the Borrower or any such Subsidiary Guarantor, (ii) is leased by or on consignment to the Borrower or any Subsidiary Guarantor or (iii) is contained in a vending machine;

               (b) the Inventory (including Inventory in transit from vendors) that is not located at property that is owned or leased by the Borrower or any Subsidiary Guarantor, other than with respect to (i) Inventory which is located at flow through centers or distribution centers (excluding timber reload centers) or (ii) Inventory which is in transit from one property that is owned or leased by the Borrower or any Subsidiary Guarantor (or a flow through center or a distribution center) to another property that is owned or leased by the Borrower or any Subsidiary Guarantor (or a flow through center or a distribution center);

               (c) the Inventory consists of packaged delicatessen goods, dairy goods, meat products, produce or seafood;

               (d) the Inventory is intended for sale through the restaurant, bakery or delicatessen operations of the Borrower or any Subsidiary Guarantor;

               (e) the Inventory consists of (i) books available for sale in connection with the "Reader's Market" operations of the Borrower or any Subsidiary Guarantor or (ii) magazines;

               (f) the Inventory is subject to a layaway purchase by any customer;

               (g) the Inventory is located at any return center used by the Borrower or any Subsidiary Guarantor;

               (h) the Inventory (i) is not located in the United States of America (excluding territories and possessions thereof) or (ii) without limiting clause (i) above, is located in Puerto Rico, the Virgin Islands or Guam; or

               (i) the Inventory is not subject to a perfected security interest in favor of the Trustee or is subject to Liens other than Permitted Inventory Liens.

          "Ineligible Inventory Amount": as of the last day of any fiscal month, the sum of (a) the Inventory Value of all Ineligible Inventory of the Borrower and the Subsidiary Guarantors that consists of finished goods as of such day, plus (b) any profit included in the Inventory Value of Inventory as a result of a transfer of such Inventory from the Borrower to a Subsidiary or by any Subsidiary to the Borrower or any other Subsidiary, plus (c) the Confectionery Reserve at such time, plus (d) the Discontinued Inventory Reserve at such time, plus (e) the Shrinkage Reserve at such time, plus (f) the Return Reserve at such time, plus (g) the Greeting Card Reserve at such time, plus (h) the Packaway Reserve, plus (i) the Prescription Drug Reserve at such time.

          "Ineligible Inventory Borrowing Base Amount": as of the last day of any fiscal month, the Ineligible Inventory Percentage of the Inventory Value of all Inventory of the Borrower and the Subsidiary Guarantors that consists of finished goods as of such day.

          "Ineligible Inventory Percentage": as of the last day of any fiscal month, (a) with respect to the Inventory of the Borrower and its Subsidiaries (other than Builders' Square, Inc. and its Subsidiaries), 11.4% and (b) with respect to the Inventory of Builder's Square, Inc. and its Subsidiaries, 12.8%, provided that the "Ineligible Inventory Percentage" shall be recalculated in connection with the delivery of the Borrowing Base Certificate with respect to the sixth and twelfth fiscal months of each Fiscal Year as follows: (i) such Borrowing Base Certificate shall include a calculation of the Ineligible Inventory Amount with respect to the Inventory of the Borrower and its Subsidiaries (other than Builders' Square, Inc. and its Subsidiaries) and of Builder's Square, Inc. and its Subsidiaries, in each case as of the last day of such fiscal month; and (ii) if the sum of (x) the percentage which the Ineligible Inventory Amount with respect to the Inventory of the Borrower and its Subsidiaries (other than Builders' Square, Inc. and its Subsidiaries) and of Builder's Square, Inc. and its Subsidiaries, in each case as of such last day, then constitutes of the Inventory Value of all Inventory of the Borrower and its Subsidiaries (other than Builders' Square, Inc. and its Subsidiaries) and of Builder's Square, Inc. and its Subsidiaries, respectively, in each case that consists of finished goods as of such last day, plus (y) in each case, 2.5%, is greater than the Ineligible Inventory Percentage then in effect with respect to the Inventory of the Borrower and its Subsidiaries (other than Builders' Square, Inc. and its Subsidiaries) or with respect to the Inventory of Builder's Square, Inc. and its Subsidiaries, then the Ineligible Inventory Percentage with respect to such Inventory of the Borrower and its Subsidiaries (other than Builders' Square, Inc. and its Subsidiaries) or of Builder's Square, Inc. and its Subsidiaries, as the case may be, shall be changed (effective at the end of such fiscal month) to be equal to such higher percentage (rounded to the nearest 1/10 of 1%), provided that, in the event that the excess of the Borrowing Base over the Aggregate Revolving Credit Outstandings shall be less than $1,000,000,000 for any period of five consecutive Business Days, the Ineligible Inventory Percentage shall also thereafter be recalculated in accordance with the foregoing in connection with the delivery of the Borrowing Base Certificate with respect to the third and ninth fiscal months of each Fiscal Year thereafter unless subsequent to the end of such period there shall occur a period of ten consecutive Business Days during which the excess of the Borrowing

     Base over the Aggregate Revolving Credit Outstandings shall be greater than or equal to $1,000,000,000. In addition, (A) the Borrower may, at its option by so indicating in the relevant Borrowing Base Certificate, require that the Ineligible Inventory Percentage with respect to the Inventory of the Borrower and its Subsidiaries (other than Builders' Square, Inc. and its Subsidiaries) and/or of Builder's Square, Inc. and its Subsidiaries be calculated based upon the actual Ineligible Inventory Amount as of the last day of any fiscal month (and the Borrowing Base Certificate with respect to such fiscal month shall include a calculation of the Ineligible Inventory Amount with respect to the Inventory of the Borrower and its Subsidiaries (other than Builders' Square, Inc. and its Subsidiaries) and/or of Builder's Square, Inc. and its Subsidiaries or, if a Borrowing Base Certificate shall have been delivered with respect to the immediately preceding fiscal month, the Borrower may redeliver such Borrowing Base Certificate to include such calculation) in which case the Ineligible Inventory Percentage solely with respect to such fiscal month shall be the Ineligible Inventory Percentage as so calculated and the Ineligible Inventory Percentage with respect to any other fiscal month for which an election is not made pursuant to this clause (A) shall be determined in accordance with the first sentence of this definition and
     (B) in the event that in the reasonable judgment of the Administrative Agent there are any changes in the business of the Borrower or any of the Subsidiaries that impact in any material respect the composition or ownership of the Inventory, the Administrative Agent may require that the Ineligible Inventory Percentage with respect to the Inventory of the Borrower and its Subsidiaries (other than Builders' Square, Inc. and its Subsidiaries) and/or of Builder's Square, Inc. and its Subsidiaries be recalculated based upon the actual Ineligible Inventory Amount as of the last day of any fiscal month (and the Borrowing Base Certificate with respect to such fiscal month shall include a calculation of the Ineligible Inventory Amount with respect to the Inventory of the Borrower and its Subsidiaries (other than Builders' Square, Inc. and its
     Subsidiaries) and/or of Builder's Square, Inc. and its Subsidiaries in which case the Ineligible Inventory Percentage with respect to such fiscal month shall be the Ineligible Inventory Percentage as so calculated and the Ineligible Inventory Percentage with respect to any other fiscal month for which recalculation is not required pursuant to this clause (B) shall be determined in accordance with the first sentence of this definition.

          "Initial Closing Date":  June 17, 1996.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Intellectual Property":  as defined in subsection 5.17.

          "Interest Expense": of any Person for any period, (a) the amount of interest expense, both expensed and capitalized, of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period minus (b) the amount of interest income of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, provided that (i) in no event shall Interest Expense include any distributions in respect of the Convertible Preferred Securities or interest payments on the Convertible Debentures or any fees or amortization of debt discount associated with the transactions contemplated hereby, by the Existing Credit Agreement or by the Convertible Preferred Securities, and the calculation of Interest Expense shall not be impacted or affected by the sale or other disposition of the Repurchased Put Bonds and (ii) Interest Expense of the Borrower for any period shall include any Interest Expense in respect of Qualified Big Beaver Indebtedness for such period.

          "Interest Payment Date": (a) as to any ABR Loan, the last day of each April, July, October and January, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Swing Line Loan, the fifth Business Day following the day on which such Swing Line Loan is made.

          "Interest Period":  with respect to any Eurodollar Loan:

               (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

          provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                    (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                    (2) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

                    (3) any Interest Period that begins on the last Business
               Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "Inventory Security Agreement": the Inventory Security Agreement, dated as of June 17, 1996, made by the Borrower and the Subsidiary Guarantors (other than the Big Beaver Companies) in favor of the Trustee, substantially in the form of Exhibit A-2 to the Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Inventory Value": with respect to any Inventory of the Borrower or any Subsidiary Guarantor, the value of such Inventory valued at cost on a basis consistent with the Borrower's or such Subsidiary Guarantor's current and historical accounting practice (without giving effect to LIFO reserves, general ledger reserves for discontinued inventory, markdowns, inter-company profit, rebates and discounts, any cut off adjustments, revaluation adjustments, purchase price adjustments or adjustments with respect to the capitalization of buying, occupancy, distribution and other overhead costs reflected on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries in respect of Inventory) plus freight charges incurred in connection therewith. The value of the Inventory as set forth above will, without duplication, be calculated net of the reserve established by the Borrower or any Subsidiary Guarantor on a basis consistent with the Borrower's or such Subsidiary Guarantor's current and historical accounting practice in respect of lost, misplaced or stolen Inventory at such time.

          "Investment":  as defined in subsection 8.9.

          "Issuing Banks": initially, (a) each Lender specified on Schedule 1.1(a) as an Issuing Bank and (b) each Existing Issuing Bank listed on
     Schedule 5.20, in each case in its capacity as issuer of a Letter of Credit. Additional Lenders may from time to time be designated as "Issuing Banks" by the Borrower (with the consent of such Lender and with the consent (which shall not be unreasonably withheld) of the Administrative Agent) by written notice to such effect from the Borrower to the Administrative Agent.

          "Judgment Currency":  as defined in subsection 11.19.

          "L/C Commitment": at any time, the lesser of (a)(i) prior to January 1, 1998, $1,250,000,000 and (ii) thereafter, $1,500,000,000, and
     (b) the Revolving Credit Commitments then in effect.

          "L/C Fee Payment Date": the last day of each April, July, October and January and the Revolving Credit Termination Date.

          "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit issued in Dollars, (b) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit issued in currencies other than Dollars (such Dollar Equivalent to be calculated as of the date of issuance of such Letters of Credit), (c) the aggregate amount of Reimbursement Obligations in respect of Letters of Credit issued in Dollars which have not then been paid pursuant to subsection 3.10(a) and (d) the Dollar Equivalent of the aggregate amount of Reimbursement Obligations in respect of Letters of Credit issued in currencies other than Dollars which have not then been paid pursuant to subsection 3.10(a) (such Dollar Equivalent to be calculated as of the date such Reimbursement Obligation becomes due and payable).

          "L/C Participants":  the collective reference to all the Lenders.

          "Lenders":  as defined in the preamble to this Agreement.

          "Letter of Credit Issuance Agreement":  the Letter of Credit Issuance
     Agreement, dated as of February 29, 1996, among the Borrower, [        ]
     as agent, and the financial institutions parties thereto, as amended.

          "Letters of Credit":  as defined in subsection 3.6(a).

          "Leverage Ratio": as of any date of determination thereof, the quotient of (a) Consolidated Funded Debt of the Borrower as of such date of determination divided by (b) Consolidated Capital Funds of the Borrower as of such date of determination.

          "LIBO Rate": in respect of any LIBO Rate CAF Advance, the London interbank offered rate for deposits in Dollars for the period commencing on the date of such CAF Advance and ending on the CAF Advance Maturity Date with respect thereto which appears on Telerate Page 3750 as of 11:00 A.M., London time, two Business Days prior to the beginning of such period.

          "LIBO Rate CAF Advance": any CAF Advance made pursuant to a LIBO Rate CAF Advance Request.

          "LIBO Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at an interest rate equal to the LIBO Rate plus (or minus) a margin.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loan": any Revolving Credit Loan, Swing Line Loan, Bilateral Option Loan or CAF Advance, as the case may be.

          "Loan Documents": this Agreement, any Notes, the Trust Agreement, the Subsidiaries Guarantee, the Security Documents and any Applications.

          "Loan Parties": the collective reference to the Borrower, the Subsidiary Guarantors and any other Subsidiary from time to time party to any Loan Document.

          "Majority Lenders": at any time, Lenders the Voting Percentages of which aggregate more than 50%.

          "Margin Level Status": as to the Borrower, the existence of Margin Level I Status, Margin Level II Status, Margin Level III Status, Margin Level IV Status, Margin Level V Status, Margin Level VI Status or Margin Level VII Status, as the case may be.

          "Margin Level I Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is less than or equal to 1.75 to 1.00.

          "Margin Level II Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than 1.75 to 1.00 but less than or equal to 2.00 to 1.00.

          "Margin Level III Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than 2.00 to 1.00 but less than or equal to 2.25 to 1.00.

          "Margin Level IV Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than 2.25 to 1.00 but less than or equal to 2.50 to 1.00.

          "Margin Level V Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than 2.50 to 1.00 but less than or equal to 2.75 to 1.00.

          "Margin Level VI Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than 2.75 to 1.00 but less than or equal to 3.00 to 1.00.

          "Margin Level VII Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than 3.00 to 1.00.

          "Markdown Percentage": with respect to any fiscal month, the percentage which the aggregate amount of markdowns by the Borrower and the Subsidiary Guarantors from the beginning of the relevant Fiscal Year through the end of such fiscal month represents of total sales of the Borrower and the Subsidiary Guarantors from the beginning of the relevant Fiscal Year through the end of such fiscal month. The "Markdown Percentage" shall be calculated separately for Builders Square, Inc. and its Subsidiaries which are Subsidiary Guarantors, on the one hand, and the Borrower and the other Subsidiary Guarantors, on the other hand.

          "Markdown Reserve": with respect to any fiscal month, an amount equal to the product of (x) an amount equal to 50% of the Eligible Inventory Amount as of the last day of such fiscal month times (y) the product of (i) the Markdown Percentage for such fiscal month and (ii) the Cost Complement for such fiscal month. The "Markdown Reserve" shall be calculated separately for Builders Square, Inc. and its Subsidiaries which are Subsidiary Guarantors, on the one hand, and the Borrower and the other Subsidiary Guarantors, on the other hand, and then combined to produce the "Markdown Reserve".

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the material rights or remedies of the Trustee, the Administrative Agent or the Lenders hereunder or thereunder; it being understood that any past or future reduction in the Borrower's or any Subsidiary's credit rating or decline in the market price of the Borrower's or any Subsidiary's equity securities shall not in and of themselves be deemed to constitute a Material Adverse Effect.

          "Material Real Property": real property not subject to a mortgage, deed of trust or other similar instrument (other than pursuant hereto) that (a) (i) is owned in fee by the Borrower or any Subsidiary Guarantor and is not subject to a ground lease in favor of any other Person as lessee, (ii) is located in the United States or Puerto Rico and (iii) (A) has been developed with a retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy shall have been issued by the relevant Governmental Authority, (B) is being developed with a retail store, distribution center, shopping center or office building which is under construction as of the Initial Closing Date or (C) is undeveloped and has a book value (excluding soft costs) of at least $1,000,000 or (b)
     (i) (A) consists of a developed retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy shall have been issued by the relevant Governmental Authority, or (B) is being developed with a retail store, distribution center, shopping center or office building which was under construction as of the Initial Closing Date, (ii) is located on property which is subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee and no consent shall be required under such ground lease to mortgage or foreclose upon such property (or such consent shall have been obtained), (iii) is or, upon completion, will be classified as an owned retail store, distribution center, shopping center or office building by the Borrower or such Subsidiary Guarantor and (iv) is located in the United States or Puerto Rico.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Meldisco": the collective reference to the Meldisco Shoe Company subsidiaries which operate the footwear departments in the Borrower's retail stores.

          "Moody's":  Moody's Investors Service, Inc.

          "Mortgage Value": (a) with respect to any parcel of Eligible Mortgaged Real Property or Eligible California Real Property, the lesser of (i) the maximum amount secured by the Lien on such parcel of Eligible Mortgaged Real Property or Eligible California Real Property, as the case may be, granted in favor of the applicable secured mortgagee pursuant to the relevant Mortgage or Subsidiary Mortgage, as the case may be, and (ii) the value of such parcel of Eligible Mortgaged Real Property or Eligible California Real Property, as the case may be, set forth in the Final Appraisal delivered with respect thereto or, in the case of any parcel of Eligible Mortgaged Real Property or Eligible California Real Property as of the Initial Closing Date, set forth in the Preliminary Appraisal with respect thereto, provided that, if a Final Appraisal was not delivered with respect to any parcel of Eligible Mortgaged Real Property or Eligible California Real Property as of the Initial Closing Date, then upon delivery of such Final Appraisal (A) the value of such parcel of Eligible Mortgaged Real Property or Eligible California Real Property, as the case may be, for purposes of clause (ii) above shall be the value of such parcel of Eligible Mortgaged Real Property or Eligible California Real Property, as the case may be, set forth in such Final Appraisal and (B) the Borrowing Base shall be adjusted to reflect such value effective as of the delivery of the Borrowing Base Certificate in respect of the fiscal month in which such Final Appraisal is delivered to the Administrative Agent, provided, further, that in no event shall the Mortgage Value of any parcel of Eligible California Real Property exceed the amount secured by the Lien on such parcel of Eligible

     California Real Property under the related California Mortgage Note or Notes and (b) with respect to any parcel of Eligible Put Bond Real Property at any time, the least of (i) the aggregate principal amount of Repurchased Put Bonds (not including any principal which has not accreted on the date of valuation) (A) which is secured by a Lien on such parcel of Eligible Put Bond Real Property created pursuant to the applicable Put Bond Mortgages and (B) with respect to which the related promissory note or other evidence of indebtedness is then subject to a perfected security interest in favor of the Trustee, (ii) the maximum amount secured by the Lien on such parcel of Eligible Put Bond Real Property created pursuant to the applicable Put Bond Mortgages and (iii) the value of such parcel of Eligible Put Bond Real Property set forth in the Final Appraisal or Preliminary Appraisal delivered with respect thereto, provided that, if a Final Appraisal was not delivered with respect to any parcel of Eligible Put Bond Real Property as of the Initial Closing Date, then upon delivery of such Final Appraisal (A) the value of such parcel of Eligible Put Bond Real Property for purposes of this clause (iii) shall be the value of such parcel of Eligible Put Bond Real Property set forth in such Final Appraisal and (B) the Borrowing Base shall (to the extent required) be adjusted to reflect such value effective as of the delivery of the Borrowing Base Certificate in respect of the fiscal month in which such Final Appraisal is delivered to the Administrative Agent.

          "Mortgages": the collective reference to the fee and ground leasehold mortgages, deeds of trust and other similar documents executed and delivered from time to time by the Borrower and the Subsidiary Guarantors in favor of the Trustee, pursuant to the Trust Agreement or this Agreement, substantially in the form of Exhibit B to the Trust Agreement or, if such Exhibit is not appropriate under applicable law in the jurisdiction in which the relevant real property is located, in such other form as shall be reasonably satisfactory to the Borrower and the Administrative Agent, as each of the same may be amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Income": of any Person for any period, net income of such Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

          "Net Revenue": of any Person for any period, net revenue of such Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

          "Net Worth": of any Person, as of the date of determination thereof, the sum of (without duplication) (a) Shareholders' Equity of such Person as of such date of determination, and (b) the excess, if any, of (i) the aggregate amount of net after-tax non-cash charges resulting from the write-down of assets that have the effect of reducing the amount set forth in clause (a) above, taken after the end of the 1995 Fiscal Year in connection with the sale or other disposition of any asset the sale of which would constitute a Scheduled Asset Sale over (ii) any reversal of any of the foregoing charges.

          "Non-Excluded Taxes":  as defined in subsection 4.10.

          "Non-Executing Persons":  as defined in subsection 6.1(a).

          "Notes": the collective reference to any Revolving Credit Notes, any Swing Line Notes and any CAF Advance Notes.

          "Packaway Reserve":  $10,000,000.

          "parcel": when used in connection with any parcel of real property, means such parcel of real property, together with all of the structures, buildings and other improvements located thereon and all other property associated therewith and, when used in connection with any parcel of real property subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee, means the leasehold interest in such ground lease.

          "Participant":  as defined in subsection 11.6(b).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority which succeeds to the powers and functions thereof.

          "Permitted Inventory Liens": the collective reference to Liens permitted by subsections 8.4(a), 8.4(b) and 8.4(m).

          "Permitted Mortgage Liens": the collective reference to Liens permitted by subsections 8.4(a), 8.4(b), 8.4(e) and 8.4(m).

          "Permitted Sale-Leaseback":  as defined in subsection 8.12.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Pledge Agreement": the Securities Pledge Agreement, dated as of June 17, 1996, made by the Borrower and certain of the Subsidiary Guarantors in favor of the Trustee, in substantially the form of Exhibit C to the Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Pledgors": the collective reference to the pledgors parties to the Pledge Agreement.

          "Preliminary Appraisal": with respect to any parcel of Material Real Property, Put Bond Real Property or Designated Big Beaver Real Property as of the Initial Closing Date, a preliminary appraisal in summary form of the value of such parcel of Material Real Property, Put Bond Real Property or Designated Big Beaver Real Property, as the case may be, commissioned in connection with the Existing Credit Agreement and valued on an "alternative use" basis which in the reasonable judgment of the Administrative Agent satisfies all applicable requirements of FIRREA and the Uniform Standards of Professional Appraisal Practice.

          "Prescription Drug Reserve": as of the last day of any fiscal month, an amount equal to 50% of the Inventory Value of all Inventory consisting of prescription drugs as of such day.

          "Purchased Credit Facilities": collectively, the credit facilities under the Big Beaver Loan Agreements.

          "Put Bond Mortgages":  as defined in subsection 5.19(b).

          "Put Bond Real Property": any parcel of real property subject to a Lien created pursuant to the Put Bond Mortgages to secure the repayment of all or a portion of the Repurchased Put Bonds.

          "Qualified Big Beaver Indebtedness":  as defined in subsection 8.13

          "Reference Lenders": Chase, Bank of America National Trust and Savings Association and The Bank of New York.

          "Register":  as defined in subsection 11.6(d).

          "Regulation U": Regulation U of the Board of Governors as in effect from time to time.

          "Reimbursement Obligation": the obligation of the Borrower pursuant to subsection 3.10(a) to reimburse each Issuing Bank for amounts drawn under any Letter of Credit issued by such Issuing Bank.

          "Rental Expense": of any Person for any period, the aggregate amount of fixed and contingent rentals payable by such Person for such period in accordance with GAAP with respect to leases of real property minus the aggregate amount of rental income (including licensee related income from licensees operating on the store premises of the Borrower and its Subsidiaries) payable to such Person for such period in accordance with GAAP with respect to leases of real and personal property.

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
     Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
     Section 2615.

          "Repurchased Put Bonds": collectively, the bonds or notes or certificates issued pursuant to the agreements described on Schedule 1.1(c) under the heading "Repurchased Put Bonds", as amended, supplemented, substituted, replaced or otherwise modified from time to time.

          "Requested Bilateral Lender":  as defined in subsection 3.18.

          "Required Lenders": at any time, Lenders the Voting Percentages of which aggregate more than 66-2/3%.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject (including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property).

          "Responsible Officer": the chief executive officer, the president, any executive vice president, the chief financial officer or the treasurer of the Borrower or, with respect to financial matters, the chief executive officer, the president, the executive vice president-finance, the chief financial officer or treasurer of the Borrower, provided that, for purposes of Section 9(d) only, a "Responsible Officer" shall also include any other senior executive officer of the Borrower, as well as the general counsel, vice president - real estate finance, vice president - real estate and any assistant treasurer of the Borrower.

          "Restricted Payments":  as defined in subsection 8.7.

          "Restricted Subsidiaries": collectively, the Domestic Subsidiaries and Significant Foreign Subsidiaries.

          "Return Reserve": with respect to any fiscal month, the average monthly amount of Inventory transferred by the Borrower and the Subsidiary Guarantors to return centers during the immediately preceding 12 fiscal month period.

          "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to and/or participate in Swing Line Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted from time to time pursuant to subsection 11.6; collectively, as to all such Lenders, the "Revolving Credit Commitments".

          "Revolving Credit Commitment Percentage": as to any Lender (a) at any time prior to the termination of the Revolving Credit Commitments, the percentage of the Revolving Credit Commitments then constituted by such Lender's Revolving Credit Commitment and (b) at any time after the termination of the Revolving Credit Commitments, the percentage which (i) the sum of (x) such Lender's Revolving Credit Loans then outstanding plus
     (y) the product of such Lender's Revolving Credit Commitment Percentage immediately prior to the termination of the Revolving Credit Commitments (after giving effect to any permitted assignment pursuant to subsection 11.6) times the sum of (1) the aggregate principal amount of Swing Line Loans then outstanding plus (2) the L/C Obligations then outstanding then constitutes of (ii) the sum of (x) the aggregate principal amount of Revolving Credit Loans of all the Lenders then outstanding plus (y) the aggregate principal amount of all Swing Line Loans then outstanding plus
     (z) the aggregate L/C Obligations then outstanding.

          "Revolving Credit Commitment Period": the period from and including the Initial Closing Date to but not including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

          "Revolving Credit Loans":  as defined in subsection 3.1.

          "Revolving Credit Note":  as defined in subsection 4.13(d).

          "Revolving Credit Termination Date":  June 17, 2000.

          "Sale-Leaseback":  as defined in subsection 8.12.

          "S&P":  Standard & Poor's Ratings Group.

          "Scheduled Asset Sales":  as defined in subsection 8.6(f).

          "SEC": the Securities and Exchange Commission and any Governmental Authority which succeeds to the powers and functions thereof.

          "Securitization Entity": with respect to the Borrower or any Subsidiary, a corporation, partnership, trust, limited liability company or other entity that is formed by the Borrower or such Subsidiary for the purpose of effecting or facilitating a Securitization Transaction and which engages in no business and incurs no Indebtedness or other liabilities other than those related to or incidental to a Securitization Transaction.

          "Securitization Transactions": a transaction or series of related transactions pursuant to which a corporation, partnership, trust, limited liability company or other entity incurs obligations or issues interests, the proceeds of which are used to finance a discrete pool (which may be fixed or revolving) of receivables, leases or other financial assets, or a discrete portfolio of real property or equipment.

          "Security Agreement": the Security Agreement, dated as of June 17, 1996, made by the Borrower and the Subsidiary Guarantors (other than the Big Beaver Companies) in favor of the Trustee, substantially in the form of Exhibit A-1 to the Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Shareholders' Equity": of any Person, as of the date of determination thereof, the sum of (a) all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of such Person and its Consolidated Subsidiaries at such date of determination and (b) the item which in conformity with GAAP would reflect the amount of Convertible Preferred Securities and/or the Convertible Debentures (and the obligations of such Person with respect thereto) on the consolidated balance sheet of such Person and its Consolidated Subsidiaries at such date of determination.

          "Shrinkage Reserve": at any time, an amount equal to the excess, if any, of (a) an amount equal to the product of (i) the average percentage of Inventory which was identified as lost, misplaced or stolen Inventory (expressed as a percentage of total sales of the Borrower and the Subsidiary Guarantors for the relevant period) in connection with the then two most recent year-end physical inventories conducted by the Borrower and the Subsidiary Guarantors and (ii) the product of (A) the total sales of the Borrower and the Subsidiary Guarantors for the period commencing at the beginning of the Fiscal Year in which such determination is made and ending at the end of the most recently ended fiscal month and (B) the Cost Complement with respect to the most recently ended fiscal month over (b) the reserve established by the Borrower or any Subsidiary Guarantor on a basis consistent with the Borrower's or such Subsidiary Guarantor's current and historical accounting practice in respect of lost, misplaced or stolen Inventory at such time.

          "Significant Foreign Subsidiary": any Foreign Subsidiary which is a Significant Subsidiary.

          "Significant Subsidiary": any Subsidiary (a) the Total Assets of which exceed 10% of the Total Assets of the Borrower and its Consolidated Subsidiaries as of the end of the most recently completed Fiscal Year or
     (b) the Net Revenue of which exceeds 10% of the Net Revenue of the Borrower and its Consolidated Subsidiaries as of the end of the most recently completed Fiscal Year.

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person and its Subsidiaries, taken as a whole, will, as of such date, exceed the amount that will be required to pay all "liabilities of such Person and its Subsidiaries, taken as a whole, contingent or otherwise", as of such date (as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors) as such debts become absolute and matured, (b) such Person and its Subsidiaries, taken as a whole, will not have, as of such date, an unreasonably small amount of capital with which to conduct their businesses, and (c) such Person and its Subsidiaries, taken as a whole, will be able to pay their debts as they mature, taking into account the timing of and amounts of cash to be received by such Person and its Subsidiaries, taken as a whole, and the timing of and amounts of cash to be payable on or in respect of indebtedness of such Person and its Subsidiaries, taken as a whole; in each case after giving effect to (A) as of the Effective Date the making of the extensions of credit to be made on the Effective Date and to the application of the proceeds of such extensions of credit and (B) on any date after the Effective Date, the making of any extension of credit to be made on such date, and to the application of the proceeds of such extension of credit. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal or equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. For purposes of representations and warranties made pursuant to subsection 5.21 on any date after the Effective Date on which an Extension of Credit is made hereunder, the Borrower may, in making such representation, assume that the Aggregate Revolving Credit Outstandings will be refinanced at the maturity thereof.

          "Special Order Reserve": with respect to any fiscal month, an amount equal to 50% of the average monthly special order sales of the Borrower and the Subsidiary Guarantors during the immediately preceding 12 fiscal month period.

          "Special Purpose Subsidiary": any Subsidiary of the Borrower organized solely for the purpose of (a) holding a license or permit issued by any Governmental Authority and used in connection with the business of the Borrower and/or its Subsidiaries or (b) providing employee services for use in the foreign operations of the Borrower or any of its Subsidiaries, provided that such Subsidiary shall only be a "Special Purpose Subsidiary" for so long as such Subsidiary does not own any assets (other than any such license or permit and other than other assets with a book value not exceeding $10,000,000 in the aggregate) and does not engage in any business (other than holding such license or permit and activities directly related thereto).

          "Standby L/C Fee Rate": at any time, the rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans.

          "Standby Letter of Credit":  as defined in subsection 3.6(b)(i).

          "Subsidiaries Guarantee": the Guarantee, dated as of June 17, 1996, executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor": each Subsidiary set forth on Schedule 5.13 under the heading "Initial Subsidiary Guarantors", together with each other Subsidiary that becomes a party to the Subsidiaries Guarantee in compliance with subsection 7.11(b).

          "Subsidiary Mortgage": with respect to any parcel of Material Real Property of the Borrower located in the State of California, Alaska, Nevada or Washington, a Mortgage (otherwise satisfying the requirements of the definition thereof, except that such Mortgage shall be executed and delivered by the Borrower in favor of a Subsidiary Guarantor and shall secure the applicable California Mortgage Note or Notes instead of the Senior Secured Obligations) on such parcel of Material Real Property.

          "Swing Line Commitment": the lesser of (a) $150,000,000 and (b) the Revolving Credit Commitments then in effect.

          "Swing Line Lender": Chase, in its capacity as provider of the Swing Line Loans.

          "Swing Line Loans":  as defined in subsection 3.21.

          "Swing Line Loan Participation Certificate": a certificate, substantially the form of Exhibit M.

          "Swing Line Note":  as defined in subsection 4.13(e).

          "Swing Line Rate": with respect to any Swing Line Loan, an interest rate equal to the sum of (a) the rate of interest determined by the Swing Line Lender in respect thereof (which determination shall be conclusive absent manifest error) to be the cost to the Swing Line Lender of funding such Swing Line Loan, (b) the Applicable Margin then in effect for Eurodollar Loans and (c) 0.75%.

          "Telerate Page 3750": the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that service for the purpose of displaying comparable rates or prices).

          "Temporary Cash Equivalent Investments": Cash Equivalents with a maturity of less than 14 days.

          "Term Loan":  as defined in the Existing Credit Agreement.

          "Total Assets": of any Person for any period, the total assets of such Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

          "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

          "Transferee":  as defined in subsection 11.6(f).

          "Trust Agreement": the Trust Agreement, dated as of June 17, 1996, made by the Borrower and each other Obligor in favor of the Trustee, in substantially the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

          "Trustee": collectively, the Corporate Trustee and the Individual Trustee.

          "Type": as to any Revolving Credit Loan, its nature as an ABR Loan or a Eurodollar Loan.

          "UCC": the Uniform Commercial Code as in effect in the State of New York from time to time.

          "UCC Filing Collateral": Collateral (other than fixtures) as to which filing financing statements under the uniform commercial code of the applicable jurisdiction is an appropriate method of perfection of a security interest in such Collateral.

          "UCC Local Filing Collateral": with respect to any State, UCC Filing Collateral located in such State as to which a security interest may be perfected only by filing a uniform commercial code financing statement in each county or other local filing office of such State in which such Collateral is located.

          "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended or revised from time to time.

          "Voting Percentage": as to any Lender (a) at any time prior to the termination of the Revolving Credit Commitments, the percentage which (i) such Lender's Revolving Credit Commitment then constitutes of the Revolving Credit Commitments of all the Lenders, and (b) at any time after the termination of the Revolving Credit Commitments, the percentage which
     (i) the sum of (x) the principal amount of such Lender's Revolving Credit Loans then outstanding plus (y) the product of such Lender's Revolving Credit Commitment Percentage times the sum of (A) the aggregate principal amount of Swing Line Loans then outstanding plus (B) the L/C Obligations then outstanding then constitutes of (ii) the sum of (x) the aggregate principal amount of Committed Loans of all the Lenders then outstanding plus (y) the aggregate L/C Obligations of all the Lenders then outstanding.



          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) The definitions of "Debt" and "Indebtedness" in subsection 1.1 shall be independent in construction, interpretation and application.

          (f) As used in this Agreement, the following terms defined in the Trust Agreement shall have the meanings set forth therein: Cash Equivalents, Collateral Account, Instruments, Inventory, Investment Securities, Kmart Credit Agreement Obligations, Mortgage Assignment, Mortgaged Property, Notice of Acceleration, Notice of Default, Obligor, Pledged Stock, Related Patents and Trademarks, Restricted Jurisdictions, Secured Obligations, Secured Parties, Securities Account, Security Documents, Trustee Fees and Trust Estate.

                      SECTION 2.  [INTENTIONALLY OMITTED]

   SECTION 3.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

          3.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Commitment Percentage of an amount equal to the sum of the sum of (i) the aggregate principal amount of Swing Line Loans then outstanding plus (ii) the then outstanding L/C Obligations plus (iii) the aggregate principal amount of all Bilateral Option Loans and CAF Advances then outstanding (after giving effect to the use of proceeds of such Revolving Credit Loans), does not exceed the amount of such Lender's Revolving Credit Commitment, provided that no Lender shall be required to make a Revolving Credit Loan prior to the Collateral Release Date to the extent that, after giving effect thereto, the Aggregate Revolving Credit Outstandings at such time would exceed the Borrowing Base at such time. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying and reborrowing the Revolving Credit Loans in whole or in part, all in accordance with the terms and conditions hereof.

          (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 3.2 and 4.2, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

          3.2  Procedure for Revolving Credit Borrowing.   The Borrower may
borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the excess of the then Available Revolving Credit Commitments over the aggregate principal amount of all Bilateral Option Loans and CAF Advances then outstanding is less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 12:00 noon, New York City time, on the Borrowing Date requested by the Borrower in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will be made available to the Borrower on or prior to 1:00 P.M., New York City time, by the Administrative Agent crediting the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          3.3 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the first day of the

Revolving Credit Commitment Period to but not including the Revolving Credit Termination Date, computed at a rate per annum equal to the Applicable Commitment Fee Rate then in effect on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period (calculated as if no Swing Line Loans were outstanding during such period) for which payment is made, payable quarterly in arrears on the last day of each April, July, October and January and on the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          3.4   Termination  or  Reduction of  Commitments.   The Borrower
shall have the right, upon not less than two Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations, Swing Line Loans, Bilateral Option Loans and CAF Advances, would exceed the Revolving Credit Commitments then in effect.
Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect. Upon receipt of any notice pursuant to this subsection 3.4, the Administrative Agent shall promptly notify each Lender thereof.

          3.5 Repayment of Revolving Credit Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.4.

          3.6  L/C  Commitment.  (a)   Subject  to the terms  and conditions
hereof,  each  Issuing   Bank,  in  reliance  on  the agreements  of the other
Lenders set forth in subsection 3.9(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Bank; provided that no Issuing Bank shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations at such time would exceed the
L/C Commitment, (ii) the Aggregate Revolving Credit Outstandings at such time would exceed the aggregate amount of the Revolving Credit Commitments at such time, (iii) in the case of Letters of Credit issued prior to the Collateral Release Date, the Aggregate Revolving Credit Outstandings at such time would exceed the Borrowing Base at such time or (iv) in the case of Letters of Credit issued in currencies other than Dollars only, the L/C Obligations in respect of Letters of Credit issued in currencies other than
Dollars would exceed  the Foreign L/C Commitment Sublimit at such time.   Each
Continuing Letter of Credit shall be deemed to be issued under this Agreement on the Effective Date (to the extent such Continuing Letter of Credit has not been fully drawn or has not expired or been terminated as of the Effective Date) and shall be (x) a Letter of Credit for all purposes hereof (other than subsection 3.7) and the other Loan Documents and (y) a Commercial Letter of Credit or a Standby Letter of Credit, as applicable, for purposes of subsections 3.8(b) and 3.8(c), respectively.

          (b)  Each Letter of Credit shall:

               (i) be denominated in Dollars or such other currency that as of the date of issuance thereof is in the reasonable judgment of the relevant Issuing Bank (which shall be binding on the L/C Participants) freely convertible or exchangeable into Dollars as the Borrower, the relevant Issuing Bank and the Administrative Agent may from time to time agree, and shall be either (A) a standby letter of credit issued to support obligations of the Borrower or a Subsidiary, contingent or otherwise (a "Standby Letter of Credit"), or (B) a commercial letter of credit issued in respect of the purchase of inventory or other goods or services by the Borrower and its
     Subsidiaries  in  the ordinary  course   of  business  (a  "Commercial
     Letter  of Credit"), and

              (ii) expire no later than the earlier of (A) five Business Days prior to the Revolving Credit Termination Date and (B) one year after the date of issuance thereof, provided that, subject to clause (A) above, any Letter of Credit may, at the request of the Applicant as set forth in the applicable Application, be automatically renewed on each anniversary of the issuance thereof for an additional period of one year unless the Issuing Bank which issued such Letter of Credit shall have given prior written notice to the Borrower and the beneficiary of such Letter of Credit that such Letter of Credit will not be renewed.

          (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (d) No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.7  Procedure for  Issuance of Letters of Credit.   An Applicant
may from time to time request that an Issuing Bank issue a Letter of Credit by delivering (a) to such Issuing Bank at its address for notices specified herein in such manner as may be agreed by or be acceptable to such Issuing Bank (including by electronic transmission) an Application therefor, completed to the satisfaction of such Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may request and (b) a notice to the Administrative Agent that such Letter
of Credit  has  been requested.    Upon receipt of  any Application, each
Issuing Bank agrees to process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Bank be required to issue any Letter of Credit earlier than two Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Bank and the Borrower.
Each Issuing Bank  shall furnish a copy of each Letter of Credit issued   by
such Issuing Bank to the Borrower and the Administrative Agent promptly following the issuance thereof.

          3.8 Letter of Credit Fees, Commissions and Other Charges. (a) The Borrower shall pay to the relevant Issuing Bank with respect to each Letter of Credit issued by such Issuing Bank under this Agreement, for the account of such Issuing Bank, a fronting fee with respect to the period from the date of issuance of such Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum to be agreed upon by the Borrower and such Issuing Bank on the average aggregate amount available to be drawn under such Letter of Credit during the period for which such fee is calculated. Such fronting fee shall be payable in arrears on each L/C Fee Payment

Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

          (b) The Borrower shall pay to the Administrative Agent, for the account of the L/C Participants, a letter of credit commission with respect to each Commercial Letter of Credit issued under this Agreement with respect to the period from the date of issuance of such Commercial Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to the Commercial L/C Fee Rate on the average aggregate amount available to be drawn under such Commercial Letter of Credit during the period for which such fee is calculated. Such commission shall be shared ratably among the L/C Participants in accordance
with  their respective  Revolving Credit Commitment Percentages.   Such
commission shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

          (c) The Borrower shall pay to the Administrative Agent, for the account of the L/C Participants, a letter of credit commission with respect to each Standby Letter of Credit with respect to the period from the date of issuance of such Standby Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to the Standby L/C Fee Rate of the average aggregate amount available to be drawn under such Standby Letter of Credit during the period for which such
fee is  calculated.    Such  commission shall  be shared  ratably among  the
L/C Participants  in accordance  with their respective Revolving Credit
Commitment Percentages.   Such commission  shall be payable in  arrears on each
L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

          (d) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as may be agreed upon by the Borrower and such Issuing Bank in connection with issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Bank.

          (e)  The Administrative Agent shall, promptly following its  receipt
thereof, distribute to each Issuing Bank and the L/C Participants   all  fees
and   commissions   received  by   the Administrative Agent  for their
respective  accounts pursuant  to this subsection.

          3.9    L/C  Participations.   (a) Each Issuing Bank irrevocably
agrees to grant and hereby grants to each L/C Participant (other than such Issuing Bank), and, to induce such Issuing Bank to issue Letters of
Credit hereunder, each such L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in such Issuing Bank's obligations and rights under each Letter of Credit issued  by such Issuing Bank  hereunder
and  the amount  of each draft  paid by  such  Issuing Bank  thereunder.   Each
such L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit issued by such Issuing Bank for which such Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Bank upon demand an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to any Issuing Bank pursuant to subsection 3.9(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit issued by such Issuing Bank is paid to such Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.9(a) is not in fact made available to any Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of any Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after any Issuing Bank has made payment under any Letter of Credit issued by such Issuing Bank and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.9(a), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such L/C Participant its pro rata share thereof.

          (d) If any payment received by any Issuing Bank pursuant to subsection 3.10 with respect to any Letter of Credit issued by it shall be required to be returned by such Issuing Bank, each L/C Participant shall pay to such Issuing Bank its pro rata share thereof.

          3.10 Letter of Credit Reimbursement Obligations. (a) The Borrower agrees to reimburse each Issuing Bank for the amount of (i) any draft paid by such Issuing Bank under any Letter of Credit issued by such Issuing Bank and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment. Each such payment shall be made to the relevant Issuing Bank at its address for notices specified herein in the currency in which the relevant Letter of Credit was issued and in immediately available funds in such currency.

          (b) If any draft shall be presented for payment under any Letter of Credit issued by any Issuing Bank, such Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The Borrower shall reimburse each Issuing Bank pursuant to subsection 3.10(a) with respect to any drawing under any Letter of Credit issued by such Issuing Bank on the next Business Day following the date of such drawing and interest shall be payable on the amount of such drawing for such period at the rate then applicable to ABR Loans hereunder. If any amount payable under this subsection is not paid when due, interest shall be payable on such amount from the date such amount becomes payable under this subsection until payment in full thereof at the rate which would be payable on any outstanding ABR Loans which were then overdue.

          3.11  Obligations Absolute.   (a) The Borrower's obligations under
this Section 3 in respect of Letters of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower or any Applicant may have or have had against any Issuing Bank or any beneficiary of any Letter of Credit.

          (b) The Borrower also agrees with each Issuing Bank that such Issuing Bank shall not be responsible for, and the Borrower's
Reimbursement Obligations shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower, any Applicant and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the
Borrower  or  any   Applicant  against  any beneficiary of such Letter of
Credit or any such transferee.

          (c) No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by such Issuing Bank, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct.

          (d) The Borrower agrees that any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit issued by such Issuing Bank or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC, shall be binding on the Borrower and shall not result in any liability of such Issuing Bank to the Borrower.

          3.12 Letter of Credit Payments. The responsibility of each Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Bank shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

          3.13   Letter of  Credit Applications.   To  the extent that  any
provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3 or any other terms of this Agreement or any other Loan Document, the provisions of this Section 3 shall apply.

          3.14    CAF  Advances.    Subject  to   the  terms  and conditions of
this Agreement, the Borrower may request advances ("CAF Advances") from time to time on any Business Day during the CAF Advance Availability Period. CAF Advances may be requested and made in amounts such that, after giving effect to the making of such CAF Advance and the application of proceeds thereof, (a) the Aggregate Revolving Credit Outstandings at any time do not exceed the aggregate amount of the Revolving Credit Commitments at such time and (b) in the case of CAF Advances requested or made prior to the Collateral
Release  Date,  the  Aggregate Revolving Credit Outstandings at such time do
not exceed  the Borrowing Base  at such  time.   Within  the  limits and  on
the conditions hereinafter set forth with respect to CAF Advances, the Borrower from time to time may borrow, repay and reborrow CAF Advances.

          3.15  Procedure  for CAF  Advance Borrowing.   (a) The Borrower
shall request CAF Advances by delivering a CAF Advance Request to the Administrative Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the proposed Borrowing Date (in the case of a LIBO Rate CAF Advance Request), and not later than 10:00 A.M. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case  of a
Fixed Rate  CAF  Advance  Request).   The  Borrower  shall  pay to  the
Administrative Agent a fee of $2,000 in connection with each CAF Advance Request delivered by the Borrower to the Administrative Agent. Each CAF Advance Request in respect of any Borrowing Date may solicit bids for CAF Advances on such Borrowing Date in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than three alternative CAF Advance
Maturity Dates.   The CAF Advance Maturity Date  for each CAF Advance shall be the date set forth therefor in the relevant CAF Advance Request, which date shall be (i) not less than 14 days nor more than 180 days after the Borrowing Date therefor, in the case of a Fixed Rate CAF Advance, (ii) one, two, three or six months after the Borrowing Date therefor, in the case of a LIBO Rate CAF Advance and (iii) not later than the Revolving Credit Termination Date, in the case of any CAF Advance. The Administrative Agent shall notify each Lender promptly by facsimile transmission of the contents of each CAF Advance Request received by the Administrative Agent.

          (b) In the case of a LIBO Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the applicable LIBO Rate plus (or minus) a margin determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent, before 10:30 A.M. (New York City time) on the day that is three Business Days before the proposed Borrowing Date, setting forth:

               (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date and the aggregate maximum amount of CAF Advances for all CAF Advance Maturity Dates which such Lender would be willing to make (which amounts may, subject to subsection 3.14, exceed such Lender's Revolving Credit Commitments); and

               (ii) the margin above or below the applicable LIBO Rate at which such Lender is willing to make each such CAF Advance.

The Administrative Agent shall advise the Borrower before 11:00 A.M. (New York City time) on the date which is three Business Days before the proposed Borrowing Date of the contents of each such CAF Advance Offer received by
it.   If the  Administrative Agent,  in its  capacity as  a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 10:15 A.M. (New York City time) on the date which is three Business Days before the proposed Borrowing Date.

          (c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent before 9:30 A.M. (New York City time) on the proposed Borrowing Date, setting forth:

               (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date, and the aggregate maximum amount for all CAF Advance Maturity Dates, which such Lender would be willing to make (which amounts may, subject to subsection 3.14, exceed such Lender's Revolving Credit Commitments); and

               (ii) the rate of interest at which such Lender is willing to make each such CAF Advance.

The Administrative Agent shall advise the Borrower before 10:00 A.M. (New York City time) on the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such

CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 9:15 A.M. (New York City time) on the proposed Borrowing Date.

          (d)    Before  11:30 A.M.  (New York City  time)  three Business
Days before the proposed Borrowing Date (in the case of CAF Advances requested by a LIBO Rate CAF Advance Request) and before 10:30 A.M. (New York City time) on the proposed Borrowing Date (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the Borrower, in its absolute discretion, shall:

               (i) cancel the relevant CAF Advance Request by giving the Administrative Agent telephonic notice to that effect, or

               (ii)     by  giving   telephonic  notice   to  the
     Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a CAF Advance Confirmation by facsimile transmission) (A) subject to the provisions of subsection 3.15(e), accept one or more of the offers made by any Lender or Lenders pursuant to subsection 3.15(b) or subsection 3.15(c), as the case may be, and
     (B) reject any remaining offers made by Lenders pursuant to subsection 3.15(b) or subsection 3.15(c), as the case may be.

          (e) The Borrower's acceptance of CAF Advances in response to any CAF Advance Offers shall be subject to the following limitations:

               (i) the amount of CAF Advances accepted for each CAF Advance Maturity Date specified by any Lender in its CAF Advance Offer shall not exceed the maximum amount for such CAF Advance Maturity Date specified in such CAF Advance Offer;

              (ii) the aggregate amount of CAF Advances accepted for all CAF Advance Maturity Dates specified by any Lender in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such CAF Advance Maturity Dates;

             (iii) the Borrower may not accept offers for CAF Advances for any CAF Advance Maturity Date in an aggregate principal amount in excess of the maximum principal amount of CAF Advances requested for such CAF Advance Maturity Date in the related CAF Advance Request; and

               (iv) if the Borrower accepts any of such CAF Advance Offers, it must accept offers based solely upon pricing for each relevant CAF Advance Maturity Date and upon no other criteria whatsoever, and if two or more Lenders submit CAF Advance Offers for any CAF Advance Maturity Date at identical pricing and the Borrower accepts any of such CAF Advance Offers but does not wish to (or, by reason of the limitations set forth in subsection 3.14 or this subsection 3.15, cannot) borrow the total amount offered by such Lenders with such identical pricing, the Borrower shall accept CAF Advance Offers from all of such Lenders in amounts allocated among them pro rata according to the amounts offered by such Lenders (with appropriate rounding, in the sole discretion of the Borrower, to assure that each accepted CAF Advance is an integral multiple of $1,000,000); provided that if the number of Lenders that submit CAF Advance Offers for any CAF Advance Maturity Date with identical pricing is such that, after the Borrower accepts such offers pro rata in accordance with the foregoing provisions of this paragraph, the CAF Advance to be made by any such Lender would be less than $5,000,000 principal amount, the number of such Lenders shall be reduced by the Administrative Agent by lot until the CAF Advances to be made by each such remaining Lender would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (f) If the Borrower notifies the Administrative Agent that a CAF Advance Request is cancelled pursuant to subsection 3.15(d)(i), the Administrative Agent shall give prompt telephonic notice thereof to the Lenders.

          (g) If the Borrower accepts pursuant to subsection 3.15(d)(ii) one or more of the CAF Advance Offers made by any Lender or Lenders, the Administrative Agent promptly shall notify each Lender which has made such a CAF Advance Offer of (i) the aggregate amount of such CAF Advances to be made on the relevant Borrowing Date and the CAF Advance Maturity Date for each such CAF Advance and (ii) the acceptance or rejection of any CAF Advance Offers
to  make such CAF  Advances made by  such Lender.   Before 12:00 Noon (New York
City time) on the Borrowing Date specified in the applicable CAF Advance Request, each Lender whose CAF Advance Offer has been accepted shall make available to the Administrative Agent at its office set forth in subsection 11.2 the amount of CAF Advances to be made by such Lender, in
Dollars and  in immediately  available funds.   The  Administrative Agent will
make such funds available to the Borrower as soon as practicable on such date at such office of the Administrative Agent in like funds. As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective CAF Advance Maturity Dates thereof.

          3.16 CAF Advance Payments. (a) The Borrower shall pay to the Administrative Agent, for the account of each Lender which has made a CAF Advance, on the CAF Advance Maturity Date of such CAF Advance (or on such earlier date on which such CAF Advance becomes due and payable pursuant to
Section  9) the  principal amount of  such CAF  Advance.   The Borrower  shall
not have the right to prepay any principal amount of any CAF Advance without the consent of the Lender to which such CAF Advance is owed.

          (b) The Borrower shall pay to the Administrative Agent for the account of each Lender which has made a CAF Advance interest on the unpaid principal amount of such CAF Advance from the Borrowing Date with respect thereto to the CAF Advance Maturity Date of such CAF Advance at the rate of interest specified in the CAF Advance Offer accepted by the Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

          (c) If any principal of, or interest on, any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such CAF Advance shall, without limiting any rights of any Lender under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable to such CAF Advance until the stated CAF Advance Maturity Date of such CAF Advance, and for each day after such stated CAF Advance Maturity Date at a rate per annum which is 2% above the ABR, in each case until paid in full (as well after as before judgment). Interest accruing pursuant to this subsection 3.16(c) shall be payable from time to time on demand.

          3.17     Certain  Restrictions  With  Respect   to  CAF Advances.
A CAF Advance Request may request CAF Advance Offers for CAF Advances to be made on not more than one Borrowing Date and to mature on not more than three CAF Advance Maturity Dates. No CAF Advance Request may be submitted earlier than five Business Days after submission of any other CAF Advance Request.

          3.18  Requests  for Bilateral  Loan Offers.   (a)   From time to time
during the period from the Effective Date until the Revolving Credit Termination Date, the Borrower may request any or all of the Lenders (each such Lender to which such a request is made, a "Requested Bilateral Lender") to make offers to make Bilateral Option Loans, provided that (i) immediately after giving effect to the making of any such Bilateral Option Loan and the use of proceeds thereof, (A) the aggregate principal amount of all Bilateral Option Loans then outstanding do not exceed $250,000,000, (B)
the Aggregate Revolving Credit Outstandings at such time do not exceed the aggregate amount of the Revolving Credit Commitments at such time and (C) in the case of Bilateral Option Loans made prior to the Collateral Release Date, the Aggregate Revolving Credit Outstandings at such time do not exceed the Borrowing Base at such time and (ii) the aggregate principal amount of each such Bilateral Option Loan shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Any such request shall specify the principal amount and maturity date of the Bilateral Option Loans for which the Borrower is requesting offers, and the time by which offers to make such Bilateral Option Loans must be made by such Requested Bilateral Lender and by which such offers shall be accepted or rejected by such Borrower. Each Requested Bilateral Lender may, but shall have no obligation to, make such offers on such terms and conditions as are satisfactory to such Requested Bilateral Lender, and the Borrower may, but
shall have  no obligation to, accept  any such  offers.   No Bilateral  Option
Loan  may mature after the Revolving Credit Termination Date.

          (b) The Borrower and Requested Bilateral Lender shall separately agree as to the procedures, documentation, lending office and other matters relating to any Bilateral Option Loan.

          3.19   Reports to  Administrative Agent.   The Borrower shall
deliver to the Administrative Agent a report in respect of each Bilateral Option Loan (a "Bilateral Option Loan Report") by 2:00 P.M. (New York City time) on the date on which the Borrower accepts any Bilateral Option Loan, on the date on which any principal amount thereof is repaid prior to the scheduled maturity date, or on the scheduled maturity date if payment thereof is not made on such scheduled maturity date, specifying for such Bilateral Option Loan the date on which such Bilateral Option Loan was or will be made, such amount of principal is or will be repaid or such payment was not made, as the case may be, and the principal amount of such Bilateral Option Loan or principal prepayment or repayment or the amount paid.

          3.20   Repayments.   Each Borrower shall  repay to each Lender which
has made a Bilateral Option Loan on the maturity date of each Bilateral Option Loan (such maturity date being that specified in the documentation referred to in subsection 3.19, but in any event not later than fourteen Business Days after such Bilateral Option Loan is made) the then unpaid principal amount of such Bilateral Option Loan.

          3.21 Swing Line Commitment. Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans ("Swing Line Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the Swing Line Commitment, provided that, after giving effect to any such Swing Line Loans, (a) the Aggregate Revolving Credit Outstandings at such time would not exceed the Revolving Credit Commitments in effect at such time and (b) in the case of Swing Line Loans made prior to the Collateral Release Date, the Aggregate Revolving
Credit Outstandings  at such time  would not exceed the Borrowing  Base at
such time.   During the  Revolving Credit Commitment Period,
the Borrower may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          3.22  Procedure  for Swing  Line Borrowing.   (a)   The Borrower may
borrow under the Swing Line Commitment during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Swing Line Lender and the Administrative Agent irrevocable notice (which notice must be received by the Swing Line Lender prior to 11:00 A.M., New York City time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in an aggregate minimum amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Borrower at the office of the Swing Line Lender by 12:00 Noon, New York City time, on the Borrowing Date by crediting the account of the Borrower at such office with such proceeds. The Borrower may at any time and from time to time prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 11:00 A.M., New York City time, on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

          (b) The Swing Line Lender shall, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf) and on the earlier of (i) the fifth Business Day following the
Borrowing Date with respect to any Swing Line Loan or (ii) on the date on which the Revolving Credit Commitments shall terminate pursuant to Section 9, request each Lender (including the Swing Line Lender) to make a Revolving Credit Loan (which shall be an ABR Loan, unless the Borrower notified the Administrative Agent pursuant to subsection 3.2 that such Revolving Credit
Loans  shall be  Eurodollar  Loans) in  an amount   equal  to  such  Lender's
Revolving Credit Commitment Percentage of the principal amount of such Swing Line Loan. Unless any of the events described in paragraph (f) of
Section 9 shall have occurred with respect to the Borrower (in which event the procedures of paragraph (d) of this subsection 3.22 shall apply) each Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Lender at the Administrative Agent's office specified in or pursuant to subsection 11.2 prior to 11:00 A.M., New York City time, in funds immediately available in Dollars on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the relevant Swing Line Loan. Effective on the day such Revolving Credit Loans are made, the relevant Swing Line Loan so paid shall no longer be outstanding as a Swing Line Loan and shall no longer be due under the Swing Line Note. The Borrower authorizes the Swing Line Lender to charge the Borrower's accounts with the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the amount of its outstanding Swing Line Loans to the extent amounts received from the Lenders are not sufficient to repay in full such outstanding Swing Line Loans.

          (c) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not make any Swing Line Loans if the Swing Line Lender has received written notice that the conditions set forth in subsection 6.2 have not been satisfied in connection with the making of such Swing Line Loans.

          (d) If prior to the making of a Revolving Credit Loan pursuant to paragraph (b) of subsection 3.22 one of the events described in paragraph (f) of Section 9 shall have occurred and be continuing with respect to the Borrower, each Lender will, on the date such Revolving Credit Loan was to have been made pursuant to the notice in subsection 3.22, purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to (i) its Revolving Credit Commitment Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding. Each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

          (e) Whenever, at any time after any Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender
receives any  payment on account  thereof, the Swing   Line  Lender   will
distribute  to   such  Lender   its participating interest in such amount
(appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

          (f) Each Lender's obligation to make the Revolving Credit Loans referred to in subsection 3.22(b) and to purchase participating interests pursuant to subsection 3.22(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(i) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any Subsidiary or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          3.23 Annual Revolving Credit Clean-Down. The Borrower agrees that during each Fiscal Year there shall be a period of at least 30 consecutive days during which the sum of the aggregate principal amount of all outstanding Committed Loans plus the aggregate principal amount of all outstanding Bilateral Option Loans plus the aggregate principal amount of all outstanding CAF Advances shall not exceed $750,000,000.


SECTION 4.  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

          4.1   Optional  and  Mandatory Prepayments.    (a)   The Borrower may,
at any time and from time to time, prepay the Revolving Credit Loans, in whole or in part, without premium or penalty (except, with respect to Eurodollar Loans that are prepaid on a date other than the last day of the Interest Period with respect thereto, as provided under subsection 4.11), upon (in the case of prepayments of Eurodollar Loans) at least two Business Days' irrevocable notice to the Administrative Agent and upon (in the case of prepayments of ABR Loans) irrevocable notice to the Administrative Agent prior to 11:00 A.M., New York City time, on the date of such prepayment, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof,
the amount allocable to each.   Upon receipt of any such notice the
Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.11 in connection therewith. Partial prepayments under this subsection 4.1(a) shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof.

          (b) If, at any time prior to the Collateral Release Date, the Aggregate Revolving Credit Outstandings at such time exceed the Borrowing Base at such time, the Borrower shall, without notice or demand, immediately repay the Revolving Credit Loans and/or Swing Line Loans in an aggregate principal amount equal to the lesser of (i) the amount of such excess and (ii) the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under subsection 4.11 in connection therewith. To the extent that after giving effect to any prepayment of the Revolving Credit Loans and Swing Line Loans required by the preceding sentence, the Aggregate Revolving
Credit Outstandings  at such  time exceed the  Borrowing Base  at such  time,
the  Borrower   shall,  without  notice  or  demand, immediately  deposit  in a
Cash Collateral Account upon terms reasonably satisfactory to the Administrative Agent an amount equal to the lesser of (i) the aggregate then outstanding Bilateral Option Loans, CAF Advances and L/C Obligations and (ii) the amount of such remaining excess. The
Administrative Agent shall apply any cash deposited in the Cash Collateral Account (to the extent thereof) to repay each Bilateral Option Loan on the date such Bilateral Option Loan becomes due, to repay on each CAF Advance Maturity Date to occur thereafter the CAF Advances which become due on such CAF Advance Maturity Dates and/or to pay any Reimbursement Obligations which become due thereafter, provided that the Administrative Agent shall release to the Borrower (x) from time to time such portion of the amount on deposit in the Cash Collateral Account which is equal to the amount by which the Borrowing Base at such time plus the amount on deposit in the Cash Collateral Account exceeds the Aggregate Revolving Credit Outstandings at such time and (y) all amounts on deposit in the Cash Collateral Account on
the Collateral  Release Date.   "Cash Collateral Account" means an  account
established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this subsection 4.1(b). The Borrower shall also prepay the Revolving Credit Loans to the extent required to comply with subsection 3.23.

          4.2    Conversion and  Continuation  Options.  (a)   The Borrower
may, subject to paragraph (b) below, elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent irrevocable notice of such election prior to 11:00 A.M. on the date of conversion, provided that any such conversion of Eurodollar Loans may only
be made on  the last day of an Interest  Period with  respect thereto.   The
Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or
Interest  Periods  therefor.   Upon receipt  of  any  such  notice  the
Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has notified the Borrower that it has determined that such a conversion is not appropriate and (ii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Loans, provided that no Eurodollar Loan may be continued as such
(i) when any Event of Default has occurred and is continuing and the Administrative Agent has notified the Borrower that it has determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Revolving Credit Termination Date, and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any notice pursuant to this subsection 4.2(b), the Administrative Agent shall notify each affected Lender thereof.

          4.3 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of Eurodollar Loans comprising each Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in
excess thereof.    In no  event shall  there  be more  than  30 Tranches
outstanding at any time.

          4.4   Interest Rates and Payment Dates.   (a) Each Eurodollar Loan
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

          (c) Each Swing Line Loan shall bear interest at a rate per annum equal to the Swing Line Rate.

          (d)   If all or a  portion of (i) any  principal of any Loan or (ii)
any interest payable thereon shall not be paid when due  (whether   at  the
stated  maturity,   by  acceleration  or otherwise), the principal of  all
Loans shall bear interest at a rate per annum which is the rate that would otherwise be applicable thereto pursuant to this Agreement plus 2% from the date of such non-payment until such overdue principal and/or interest is paid in full (as well after as before judgment). If all or a portion of (i) any interest payable on any Loan, (ii) any commitment fee or
(iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue interest, commitment fee or other amount is paid in full (as well after as before judgment).

          (e)   Interest  shall  be payable  in  arrears on  each Interest
Payment Date, provided that (i) interest accruing pursuant to subsection 4.4(d) shall be payable from time to time on demand, and (ii) interest on the Revolving Credit Loans shall also be due and payable on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9).

          4.5  Computation of  Interest and Fees.  (a)   Whenever it is
calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest, commitment fees and fees and commissions in respect of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of
each determination  of a Eurodollar Rate.   Any change in the interest rate on
a Revolving Credit Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the affected Lenders in the absence of manifest error.

          (c) If any Reference Lender shall for any reason no longer have a Commitment or any Loans, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result, there shall only be one Reference Lender remaining, the Administrative Agent (after consultation with the Lenders and with the consent of the Borrower (which shall not be unreasonably withheld)) shall, by notice to the Borrower and the Lenders, designate another Lender that is a commercial bank as a Reference Lender so that there shall at all times be at least two Reference Lenders.

          (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of this subsection 4.5, be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

          4.6 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Majority Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Revolving Credit Loans during such Interest Period, the Administrative Agent shall give facsimile or telephonic notice thereof to the Borrower and the affected Lenders as soon as practicable
thereafter.   If such  notice  is given  (x) any Eurodollar Loans  requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans which the Borrower has requested to continue as such pursuant to subsection 4.2(b) shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert
ABR Loans to Eurodollar Loans.

          4.7  Pro  Rata Treatment and  Payments.  (a)   Except as otherwise
provided in subsections 3.14 through 3.22, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders at the Administrative Agent's office specified in or pursuant to subsection 11.2 (except as otherwise provided herein) in Dollars and in
immediately  available funds.   The  Administrative Agent shall distribute such
payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans or LIBO Rate CAF Advances) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.
If any payment on a Eurodollar Loan or a LIBO Rate CAF Advance becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its portion of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is
making  such amount   available   to  the   Administrative   Agent,   and  the
Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal
Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.
If such Lender's portion of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

          (c) Each borrowing by the Borrower of Revolving Credit Loans shall be made ratably from the Lenders in accordance with their respective
Revolving  Credit Commitment Percentages.   Any reduction  of  the Revolving
Credit Commitments shall be made ratably among the Lenders, in accordance with their respective Revolving Credit Commitment Percentages. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Lenders.

          4.8  Illegality.   Notwithstanding any other  provision herein,  if
the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans or LIBO Rate CAF Advances as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR
Loans to Eurodollar Loans shall forthwith be suspended during the period of illegality, (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law and (c) the Borrower shall, with respect to any LIBO Rate CAF Advance of such Lender, take such action as such Lender may reasonably request. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.11.

          4.9   Requirements of Law.   (a)  If the  adoption of or any change in
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (or, in the case of LIBO Rate CAF Advances, made subsequent to acceptance by the Borrower of the CAF Advance Offer relating to such LIBO Rate CAF Advance):

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Eurodollar Loan, any Swing Line Loan or any LIBO Rate CAF Advance made by it, any Letter of Credit issued or participated in by it or any Application, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 4.10 and changes in the rate of tax on the overall net income of such Lender);

              (ii)  shall impose,  modify or hold applicable any reserve,
     special  deposit,  compulsory   loan  or  similar requirement  against
     assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate or the Swing Line Rate hereunder; or

             (iii)  shall impose on  such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, Swing Line Loans or LIBO Rate CAF Advances or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, within 15 days after demand therefor (accompanied by the certificate contemplated by subsection 4.9(c) with respect thereto) the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand therefor (accompanied by the certificate contemplated by subsection 4.9(c) with respect thereto), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 4.9, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection 4.9 submitted by such Lender to the Borrower (with a copy to the Administrative Agent) setting forth in reasonable detail the calculation of such amounts and the basis therefor shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          4.10   Indemnification for  Taxes.   (a)   All payments made  by the
Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now
or  hereafter  imposed,   levied,  collected, withheld or assessed by any
Governmental Authority, excluding net income taxes and franchise and excise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental
Authority  imposing  such  tax  or  any   political subdivision or  taxing
authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement  or any Note).  If any such non-excluded taxes, levies, imposts,
duties,  charges,  fees   deductions  or  withholdings ("Non-Excluded  Taxes")
are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection 4.10. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent
and the Lenders for  any incremental taxes, interest   or  penalties   that
may  become   payable  by   the Administrative  Agent or  any  Lender as  a
result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

              (i) in the case of a Lender or a Transferee that is a "bank" under Section 881(c)(3)(A) of the Code:

                    (A)  on or before the date it becomes a party to this
          Agreement (or, in the case of a Participant, on or  before   the
          date such Participant becomes a Participant hereunder), deliver to the Borrower and the Administrative Agent (I) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (II) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                    (B)    deliver  to   the  Borrower  and   the
          Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                    (C) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be
          requested  by  the   Borrower  or  the Administrative Agent; and

             (ii) in the case of a Lender or a Transferee that is not a "bank" under Section 881(c)(3)(A) of the Code:

                  (A) on or before the date it becomes a party to this Agreement (or, in the case of a Participant, on or before the date
          such Participant becomes  a Participant hereunder),   deliver   to
          the   Borrower   and   the Administrative Agent (I) a statement under
          penalties of perjury that such Lender or Transferee (x) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any
          tax,  securities law or other filing  or   submission   made  to
          any   Governmental Authority, any  application made to a  rating agency or qualification  for any  exemption from  tax, securities law
          or   other  legal  requirements,  (y)   is  not  a 10-percent
          shareholder within the meaning of Section 881(c)(3)(B) of the Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (II) a properly completed and duly executed
          Internal   Revenue   Service  Form   W-8   or applicable successor
          form;

                  (B) deliver to the Borrower and the Administrative Agent two further properly completed and duly executed copies of such Form W-8, or any successor applicable form, on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or upon the request of the Borrower; and

               (C) obtain such extensions of time for filing and completing such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the
Borrower and the Administrative Agent.   Each Lender that is not  incorporated
under the laws of the United States of America or a state thereof shall certify
(i) in the case of a Form  1001 or 4224, that it is entitled  to  receive
payments   under  this  Agreement  without deduction  or withholding  of  any
United States federal income taxes and (ii) in the case of a Form W-8 or W-9 provided pursuant to subsection 4.10(b)(i)(A)(II), that it is entitled to an exemption from United States backup withholding tax. Each Person that
shall  become  a  Lender  or  a  Participant  pursuant   to subsection 11.6
shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          4.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans, Swing Line Loans, Bilateral Option Loans or CAF Advances after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan, Swing Line Loan, Bilateral Option Loan or CAF Advance after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans, Swing Line Loans, Bilateral Option Loans or CAF Advances on a day which is not the last day of an

Interest Period, the date such Swing Line Loans or Bilateral Option Loans are due (which, in the case of any Swing Line Loan, shall be the fifth Business Day following the Borrowing Date with respect thereto) or the applicable CAF Advance Maturity Date, as the case may be, with respect thereto, which loss shall be equal to, in the case of Eurodollar Loans or CAF Advances, the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of such Interest Period (or proposed Interest Period) or, in the case of CAF Advances, the CAF Advance Maturity Date (or proposed CAF Advance Maturity
Date), respectively, in each case at the applicable rate of interest for such Eurodollar Loans or CAF Advances provided for herein (excluding, however, the Applicable Margin or any positive margin applicable to CAF Advances included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period
with  leading banks  in the interbank eurodollar  market.   A certificate  as
to any amounts payable pursuant to this subsection 4.11 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be
conclusive in the absence  of manifest error.   This covenant shall  survive
the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          4.12   Change  of Lending Office.   Each  Lender agrees that if it
makes any demand for payment under subsection 4.9 or 4.10(a), or if any adoption or change of the type described in subsection 4.8 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 4.9 or 4.10(a), or would eliminate or reduce the effect of any adoption or change described in subsection 4.8.

          4.13    Evidence  of Debt.    (a)    Each Lender  shall maintain  in
accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from the Loans of such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (b) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) in the case of Committed Loans and/or Bilateral Option Loans, the amount of each Committed Loan or Bilateral Option Loan made hereunder, the Type thereof and each Interest Period (if any) applicable thereto, (ii) in the case of CAF Advances, the amount of each CAF Advance made hereunder, the CAF Advance Maturity Date thereof, the interest rate applicable thereto and each CAF Advance Interest Payment Date applicable thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (c) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 4.13(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans in accordance with the terms of this Agreement.

          (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to
such  Lender  a  promissory  note  of  the  Borrower evidencing   the
Revolving  Credit   Loans   of   such  Lender, substantially in  the  form of
Exhibit G (a "Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to the Revolving Credit Commitment of such Lender on the date of issuance of such Revolving Credit Note. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan of such Lender, the date and amount of each payment or prepayment of principal thereof, each continuation of all or a portion thereof as the same Type, each conversion of all or a portion thereof to another Type and, in
the  case  of Eurodollar  Loans,  the  length   of  each  Interest  Period  and
Eurodollar Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Revolving Credit Note, as the case may be, and any such recordation shall, to the extent
permitted by  applicable law, constitute  prima   facie  evidence   of  the
accuracy   of  the information so  recorded, provided that  the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Revolving Credit Loans in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon the request to the Administrative Agent by the Swing Line Lender, the Borrower will execute and deliver to the Swing Line Lender a promissory note of the Borrower evidencing the Swing Line Loans of the Swing Line Lender, in a form reasonably satisfactory to the Borrower and the Swing Line Lender (a "Swing Line Note"), payable to the order of the Swing Line Lender and in a
principal amount equal to  the Swing Line Commitment.   The Swing Line Lender
is hereby authorized to record the date and amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof on
the   schedule  (or  any continuation of the schedule) annexed to and constituting a part of its Swing Line Note, as the case may be, and any such recordation shall, to the extent permitted by applicable law,
constitute  prima   facie  evidence   of  the  accuracy   of the information so
recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Swing Line Loans in accordance with the terms of this Agreement.

          (f) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the CAF Advances of such Lender, substantially in the form of Exhibit I (a "CAF Advance Note"), payable to the order of such Lender and representing the obligation of the Borrower to pay the lesser of (a) the aggregate amount of the Revolving Credit Commitments and (b) the unpaid principal amount of all CAF Advances made by such Lender, with interest on the unpaid principal amount from time to time outstanding of each CAF Advance evidenced thereby as prescribed in subsection 3.16(b). Each Lender is hereby authorized to record the date and amount of each CAF Advance made by such Lender, the CAF Advance Maturity Date thereof, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule (or any continuation of the schedule) annexed to and constituting a part of its CAF Advance Note and any such recordation
shall, to  the extent  permitted by  applicable law, constitute  prima   facie
evidence   of  the  accuracy   of  the information so  recorded, provided that
the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the CAF Advances in accordance with the terms of this Agreement. Each CAF Advance Note shall be dated the Initial Closing Date, and each CAF Advance evidenced thereby shall bear interest for the period from and including the Borrowing Date of such CAF Advance on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in, subsection 3.16(b).

                   SECTION 5.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Extensions of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

          5.1   Financial  Condition.   The consolidated  balance sheet  of the
Borrower and its Consolidated Subsidiaries as at January 29, 1997 and the related consolidated statements of income and of cash flows for the Fiscal Year ended on such date, reported on by Price Waterhouse LLP, copies of which have heretofore been furnished to each Lender, are complete and
correct  in   all  material  respects  and   present  fairly  the consolidated
financial   condition  of  the  Borrower   and  its Consolidated Subsidiaries
as at such date,  and the consolidated results of their operations and their
consolidated cash flows for the  Fiscal Year  then  ended.   All  such
financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Except as set forth on Schedule 5.1 or as permitted by the Existing Credit Agreement, neither the Borrower nor any of its Consolidated Subsidiaries had, at the
date of the most recent balance   sheet  referred  to   above,  any   material
Guarantee Obligation, material contingent liability or liability for taxes, or any material long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth on Schedule 5.1 or as permitted by the Existing Credit Agreement, during the period from January 29, 1997 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its Consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Consolidated Subsidiaries at January 29, 1997.

          5.2 No Change. Since January 29, 1997, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

          5.3  Corporate Existence; Compliance with Law.  Each of the  Borrower
and  its   Restricted  Subsidiaries  (a)  is  duly organized, validly existing and in good standing under  the laws of the jurisdiction  of its organization,
(b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, in each case, where the failure to be so organized, existing, in good standing or qualified, or the failure to have such power or authority or to so comply, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.4    Corporate   Power;  Authorization;   Enforceable Obligations.
Each   of  the   Borrower  and   its  Restricted Subsidiaries has the corporate
power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and (in the case of the Borrower) to borrow and obtain the other Extensions of Credit hereunder and has taken all necessary corporate action to authorize the Extensions of Credit on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a
party.   No consent or  authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Extensions of Credit hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower or any of its Restricted Subsidiaries is a party except as may be necessary to perfect the Liens created pursuant to the Security Documents and the Trust Agreement and except those described on Schedule 5.4, all of which have been obtained, made or waived. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of the Borrower and each of its
Restricted  Subsidiaries  that  is a  party  thereto.   This Agreement
constitutes, and each other Loan Document when executed and  delivered  will
constitute,  a  legal,  valid  and  binding obligation   of  the   Borrower
and   each  of   its  Restricted Subsidiaries  that is  a  party thereto
enforceable against the Borrower and each such Restricted Subsidiary in accordance with its terms, subject to the effects of bankruptcy,
insolvency, fraudulent  conveyance,  reorganization,  moratorium   and  other
similar  laws   relating  to   or  affecting   creditors'  rights generally,
general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          5.5    No  Legal  Bar.   The  execution,  delivery  and performance
of the Loan Documents to which the Borrower or any of its Restricted Subsidiaries is a party, the Extensions of Credit hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Restricted Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to the Loan
Documents),  except to  the  extent that  any  such violations   (individually
or   in  the  aggregate)   could  not reasonably be expected to have a Material
Adverse Effect.

          5.6     No   Material  Litigation.     No   litigation, investigation
or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Restricted Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or
(b) which  could reasonably  be  expected to  have a Material Adverse Effect.

          5.7 No Default. Neither the Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. After giving effect to the initial Extensions of Credit and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing.

          5.8 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Restricted Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          5.9 Taxes. Each of the Borrower and its Restricted Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or
any of  its property  (including,  without  limitation,  any   Material  Real
Property) and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any such taxes, fees or other charges (i) the amount or validity of which are then being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (ii) which, if not paid, could reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge (other than with respect to any such tax, fee or other charge the amount or validity of which is then being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be) which could reasonably be expected to have a Material Adverse Effect.

          5.10 Federal Regulations. No part of the proceeds of any Extension of Credit will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors as now and from
time to  time hereafter in effect.   If requested by any Lender or the
Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

          5.11   ERISA.    Neither  a  Reportable  Event  nor  an "accumulated
funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) which could reasonably be expected to have a Material Adverse
Effect has occurred during the  five-year   period  prior   to  the  date   on
which   this representation is made or  deemed made with respect to  any Plan.
Each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except where the failure to so comply
could not reasonably  be expected to have a Material  Adverse Effect.   No
termination of a Single Employer Plan has occurred, except where such a termination could not reasonably be expected to have a Material Adverse Effect, and no Lien in favor of the PBGC or a Plan has arisen, during
such five-year  period.   The present  value  of all  accrued benefits under
each Single Employer Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, except to the extent any such excess (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any
Multiemployer  Plan,  except   where  such withdrawal could not  reasonably be
expected to have a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except where such liability could not reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvency.

          5.12 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. To the best knowledge of the Borrower, the Borrower is not subject to regulation under any federal or state statute or regulation (other than Regulation X of the Board of Governors) which limits its ability to incur Indebtedness.

          5.13 Subsidiaries. Schedule 5.13 sets forth all the Subsidiaries of the Borrower at the date hereof.

          5.14  Environmental Matters.   To the best knowledge of the Borrower:

          (a) The Mortgaged Properties do not contain, and have not previously contained, any Materials of Environmental Concern in
     amounts  or   concentrations  or   under  such conditions which (i)
     constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

          (b) The Mortgaged Properties and all operations at the Mortgaged Properties are in compliance, and have within the periods covered by the applicable statute of limitations been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Mortgaged Properties or violation
     of any  Environmental  Law   with  respect  to  the   Mortgaged Properties
     or the business operated by the Borrower or any of its Restricted Subsidiaries (the "Business") which could reasonably be expected to have a Material Adverse Effect.

          (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Mortgaged Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to have a Material Adverse Effect.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Mortgaged Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Mortgaged Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

          (e) No judicial proceeding or governmental or administrative action is pending or threatened under any Environmental Law to which the Borrower or any Restricted Subsidiary is or will be named as a party with respect to the Mortgaged Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Mortgaged Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

          (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Mortgaged Properties, or arising from or related to the operations of the Borrower or any Restricted Subsidiary in connection with the Mortgaged Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

          (g) Each of the representations and warranties set forth in subsections 5.14(a) through (f) is true and correct with respect to each parcel of real property owned or operated by the Borrower or any of its Restricted Subsidiaries (other than the Mortgaged Properties) except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct could not reasonably be expected to have a Material Adverse Effect.

          5.15 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Trustee a legal and valid security interest in all right, title and interest of the Borrower or any Subsidiary Guarantor party thereto in the collateral described therein (subject to Section 10 thereof), and when the financing statements referred to on Schedule 5.15 and subsection 7.11(a)(ii) have been filed as
specified  in  Schedule 5.15  and  subsection   7.11(a)(ii),  the Trustee has a
fully perfected  security interest  in all  right, title and interest of the
Borrower or such  Subsidiary Guarantor, as   the  case  may  be,  in  all
"accounts",  "chattel  paper", "inventory"  or "general intangibles" (other
than "uncertificated securities")  (each   as  defined   in  the   applicable
uniform commercial  code)  described in  such  financing statements,  all other
UCC  Filing  Collateral   (other  than  UCC  Local  Filing Collateral)
described in such financing statements and, to the best knowledge of the Borrower, all UCC Local Filing Collateral described in such financing statements, in each case superior (to the extent that priority can be obtained by filing uniform commercial code financing statements) in right to any Liens of any third person against such collateral or interests therein, subject only to Liens permitted under subsection 8.4 (other than subsection 8.4(k));

          (b) The provisions of the Pledge Agreement, together with possession by the Trustee (or any agent acting on its behalf) of the Pledged Securities described therein (or, in the case of Pledged Securities constituting "securities" (as defined in the applicable uniform commercial code), together with the "transfer" to the Trustee (or any agent acting on its behalf) of such Pledged Securities in accordance with the applicable uniform commercial code), are effective to create in favor of the Trustee a legal and valid security interest in all right, title and interest of the Borrower or any Subsidiary Guarantor party thereto, as the case may be, in the Pledged Securities (subject to Section 14 of the Pledge Agreement). The Trustee has a fully perfected security interest in the Pledged Stock and all other Pledged Securities described in the Pledge Agreement which are then in the possession of the Trustee (or any agent acting on its behalf) (or, in the case of Pledged Securities constituting "securities" (as defined in the applicable uniform commercial code), which have been "transferred" to the Trustee (or any agent acting on its behalf) in accordance with the applicable uniform commercial code), which security interest is (i) in the case of Pledged Stock, superior in right to any Liens of any third person
against such collateral or  interests therein, subject to Section 14   of  the
Pledge  Agreement  and  to  Liens  permitted  under subsection  8.4(a)  and
(ii) in the case of all other Pledged Securities, superior (to the extent that priority can be obtained by possession or "transfer" of such other
Pledged Securities) in right to any Liens of any third person against such collateral or interests therein, subject to Section 14 of the Pledge
Agreement and to Liens permitted by subsection 8.4(a);

          (c) Each Mortgage is effective to create in favor of the Trustee, a legal, valid and enforceable Lien on all right, title and interest of the Borrower or any Subsidiary Guarantor party thereto, as the case may be, in the Mortgaged Property thereunder. When each Mortgage and the related fixture filings are duly recorded in the appropriate office or offices and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law
applicable  to  the   recording  of  real  estate  mortgages generally, such
Mortgage shall constitute a fully perfected Lien on and security interest in such Mortgaged Property (prior to all mortgages on the Mortgaged Property other than those which have been assigned to the Trustee), subject only to the encumbrances and exceptions to title expressly set forth or referred to in such Mortgage, and to Liens permitted by subsection 8.4 (other than subsection 8.4(k));

subject, in the case of clauses (a) through (c) above, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to principles of equity whether considered in a proceeding in equity or at law.

          5.16    Ownership of  Property;  Liens.   Each  of  the Borrower  and
each Restricted Subsidiary has good title in fee simple to, or valid ground leasehold interests in, their respective Material Real Properties and has good title in fee simple to their other owned real property that is material to the operation of their respective businesses, subject to defects in title and leasehold and other interests which are not material to the business, operations and financial condition of the Borrower and its Restricted Subsidiaries taken as a whole and other than those items referred to in the applicable Mortgages or in the schedules to the applicable Mortgages, and none of such property is subject to any Lien other than
Liens  permitted   under subsection 8.4.

          5.17 Intellectual Property. The Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). Except as set
forth on Schedule 5.17, no claim  has been asserted and is  pending by any
Person   challenging  or   questioning  the   use  of   any  such Intellectual
Property or the validity or effectiveness of any such Intellectual Property, which could reasonably be expected to have a Material Adverse Effect, nor
does the  Borrower know of any  valid basis  for any  such claim.   Except  as
set forth on Schedule 5.17, the use of such Intellectual Property by the Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.18 Pledged Stock. On the Effective Date, the shares of Capital Stock listed on Schedule A to the Pledge Agreement will constitute all the issued and outstanding shares of Capital Stock of the issuers thereof listed on said Schedule owned by the Borrower or the Subsidiary Guarantors party to the Pledge Agreement; all such shares have been duly and validly issued and are fully paid and nonassessable; the relevant Pledgor of said shares is the record and beneficial owner of said shares; and said shares are free of any Liens or options in favor of, or claims of, any other Person, except the Lien of the Pledge Agreement (subject to Section 14 thereof) and Liens permitted under subsection 8.4(a).

          5.19   Real  Estate Matters.   (a) The real property described on
Schedule 5.19(a) constitutes all of the Material Real Property of the Borrower
or any Subsidiary Guarantor on the date hereof.   The Borrower shall have the
right to supplement Schedule 5.19(a) at any time prior to the Effective Date to add additional parcels of real property by written notice thereof to the Administrative Agent on or prior to the Effective Date.

          (b) Schedule 5.19(b) sets forth a true and complete list as of the date hereof of all mortgages and deeds of trust (collectively, as amended, supplemented, substituted, replaced or otherwise modified from time to time, the "Put Bond Mortgages") pursuant to which a Lien has been granted on real property to secure the Repurchased Put Bonds.

          (c) Schedule 5.19(c) sets forth a true and complete list of all real property owned by the Big Beaver Joint Ventures as of the date hereof.

          5.20 Continuing Letters of Credit. Schedule 5.20 is a true and complete list, by reference to the aggregate face amounts of letters of credit issued by the Persons listed thereon that are also Lenders (but which are not designated as Issuing Banks pursuant to clause (a) or the last sentence of the definition of Issuing Bank) of letters of credit issued by such Persons outstanding as of the dates set forth in such Schedule.

          5.21 Solvency. As of the Effective Date and each date on which an Extension of Credit is made hereunder, after giving effect to the transactions contemplated to occur on the Effective Date or on such other date, the Borrower is Solvent.

          5.22 Purpose of Loans. The proceeds of the Revolving Credit Loans, Swing Line Loans, Bilateral Option Loans and CAF Advances, if any, shall be used for general corporate purposes.

          5.23   Accuracy  of  Information.   All statements  and other
information  (other   than  statements   and  information constituting
projections) contained in any written documents or other materials provided to the Administrative Agent and the Lenders by the Borrower, including all such statements and other information contained in the Preliminary Confidential Information Memorandum dated April 1997 (as supplemented through the date hereof, the "Information Memorandum"), are, when taken as a whole, correct in all material respects and do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in
light  of the  circumstances under which  such  statements  were  made.   All
statements  and other information  constituting projections which  are
contained in any written   documents   or   other  materials   provided   to
the Administrative Agent and the Lenders by the Borrower, including the Information Memorandum, were prepared based on good faith estimates and
assumptions  of   the  Borrower  believed  to  be reasonable at the time such projections were prepared.


                             SECTION 6.  CONDITIONS

          6.1 Conditions to Effectiveness. This agreement shall become effective upon the satisfaction or waiver of the following conditions (except that subsections 11.22(c) and (d) shall become effective upon satisfaction of the condition set forth in Section 6.1(i)):

          (a) Execution of Loan Documents and Addenda. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for the Administrative Agent and each Lender, (ii) an executed Addendum (or a copy thereof by facsimile transmission) from each Person listed on
     Schedule 1.1(a), provided, that, notwithstanding the foregoing, in the event that an Addendum has not been duly executed and delivered by each Person listed on Schedule 1.1(a) on the date (which shall be no earlier than the date hereof) on which this Agreement shall have been executed and delivered by each of the Borrower and the Administrative Agent, the condition set forth in this subsection 6.1(a)(ii) shall, subject to satisfaction of the other conditions precedent set forth in this subsection 6.1, nevertheless be satisfied on such date with respect to those Persons which have executed and delivered an Addendum on or before such date if on such date the Borrower and the Administrative Agent shall have designated one or more banks, financial institutions or other entities ("Designated Lenders") to assume, in the aggregate, all of the Commitments which would have been held by the Persons listed on
     Schedule 1.1(a) (the "Non-Executing Persons") which have not so executed an Addendum (subject to each such Designated Lender's prior written consent in its sole discretion and its execution of an Addendum) (Schedule 1.1(a) shall automatically be deemed to be amended to reflect the respective Commitments of the Designated Lenders and the omission of the Non-Executing

     Persons as Lenders hereunder)  and (iii) a Consent, executed and
     delivered   by  a  duly  authorized   officer  of  each Subsidiary
     Guarantor, consenting to the amendment of the Existing Credit Agreement pursuant to this Agreement and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

          (b)   Closing  Certificate.   The Administrative  Agent shall  have
     received, with a copy for each Lender, a certificate of the Borrower, dated the Effective Date, substantially in the form of
     Exhibit I,  with appropriate insertions   and  attachments,  satisfactory
     in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

          (c) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Effective Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

          (d) Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each Restricted Subsidiary of the Borrower which is a party to a Loan Document, dated the Effective Date, as to the incumbency and signature of the officers of such Subsidiary acknowledging and consenting to the execution and delivery of this Agreement by the Borrower, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Subsidiary.

          (e) Legal Opinions. The Administrative Agent shall have received, with a copy for each Lender, the following executed legal opinions:

                 (i) the executed legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit J-1;

                (ii) the executed legal opinion of Anthony N. Palizzi, general counsel of the Borrower, substantially in the form of Exhibit J-2; and

               (iii) the executed legal opinion of Simpson Thacher & Bartlett, counsel to the Administrative Agent and the Lenders, substantially in the form of Exhibit J-3.

     Each such legal opinion shall cover such matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (f) UCC Lien Searches. The Administrative Agent shall have received the results of a recent lien search in such jurisdictions as
     shall be satisfactory to the Administrative Agent  which   shall  reflect
     the  filings   made  in  such jurisdictions to  perfect the Liens granted pursuant to the Security Documents and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

          (g)   Borrowing Base  Certificate.   The Administrative Agent  shall
     have received the most recent Borrowing Base Certificate required to be delivered pursuant to subsection 7.2(c) of the Existing Credit Agreement, executed and delivered by a duly authorized officer of the Borrower.

          (h) Exiting Revolving Credit Lenders. The Administrative Agent shall have received evidence satisfactory to it that (i) all Revolving Credit Loans (as defined in the Existing Credit Agreement) of the Revolving Credit Lenders (as defined in the Existing Credit Agreement) which will not execute and deliver an Addendum (and will not have a Revolving Credit Commitment hereunder) with respect to this Agreement ("Exiting Revolving Credit Lenders") shall have been or shall concurrently be repaid in full, together with any accrued interest thereon and any accrued fees payable to such Exiting Revolving Credit Lenders under the Existing Credit Agreement to but excluding the Effective Date, and (ii) the Revolving Credit Commitments (as defined in the Existing Credit Agreement) of such Exiting Revolving Credit Lenders shall have been or shall concurrently be terminated.

          (i) Majority Lenders under Existing Credit Agreement. The Administrative Agent shall have received Addenda from Revolving Credit Lenders (as defined in the Existing Credit Agreement) which constitute Majority Lenders and Majority Revolving Credit Lenders (as such terms are defined in the Existing Credit Agreement).

          (j)  Additional Matters.    All  corporate and  other proceedings,
     and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan
     Documents  shall  be reasonably   satisfactory  in  form  and  substance
     to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

          6.2   Conditions  to  Each Extension  of  Credit.   The agreement  of
each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit) is subject to the satisfaction of the following conditions precedent:

          (a)    Representations and  Warranties.    Each of  the
     representations and  warranties made by the  Loan Parties in or pursuant
     to the Loan Documents (excluding those set forth on  Schedule   1.1(b)
     and  excluding,  on   and  after  the Collateral  Release Date, the
     representations and warranties contained in subsections 5.15, 5.18 and 5.19) shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit requested to be made on such date.

          (c) Borrowing Base. After giving effect to the Extensions of Credit requested to be made on any such date prior to the Collateral Release Date and the use of proceeds thereof, the Aggregate Revolving Credit Outstandings at such time shall not exceed the Borrowing Base at such time.

Each  Extension  of  Credit   to  the  Borrower  hereunder  shall constitute a
representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.

                       SECTION 7.  AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect or any Letter of Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Restricted Subsidiaries to:

          7.1 Financial Statements. Furnish to the Administrative Agent with a copy for each Lender:

          (a) as soon as available, but in any event within 95 days after the end of each Fiscal Year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous Fiscal Year, reported on without a qualification arising out of the scope of the audit, by Price Waterhouse LLP or other independent certified public accountants of nationally recognized standing, together with a copy of the Borrower's Form 10-K filed with the SEC for such Fiscal Year; and

          (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each Fiscal Year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Consolidated Subsidiaries for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the previous Fiscal Year as set forth in the Borrower's Form 10-Q filed with the SEC for such quarterly period, certified by a Responsible Officer as being fairly stated in
     all material   respects  (subject   to  normal   year-end  audit
     adjustments).

All such financial statements shall be complete and correct in all material respects (subject to, in the case of the financial statements referred to in paragraph (b) above, normal year-end adjustments) and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          7.2   Certificates; Other Information.  Furnish to the
Administrative Agent with a copy for each Lender:

          (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements
     stating  that  in   making  the examination necessary therefor no
     knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer (i) stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default with respect to the period covered by such financial statements except as specified in such certificate and (ii) setting forth, in reasonable detail, a calculation of the financial covenants set forth in subsection 8.1 for the period corresponding to such financial statements;

          (c) on or prior to the twentieth day (or if such day is not a Business Day, the next succeeding Business Day) following the end of each fiscal month (other than any fiscal month ending after the Collateral Release Date), an officer's certificate substantially in the form of Exhibit K (a "Borrowing Base Certificate"), certified by a Responsible Officer as true and correct;

          (d) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), unless the Collateral Release Date has occurred, a certificate of a Responsible Officer setting forth a list of all stores and distribution centers owned or leased and classified as owned by the Borrower or any of its Restricted Subsidiaries for which a certificate of occupancy or a temporary certificate of occupancy has been issued during the period covered by such financial statements;

          (e) not later than 90 days after the beginning of each Fiscal Year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries
     for such Fiscal Year, such projections  to  be  accompanied   by  a
     certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of assumptions believed to have been reasonable when made;

          (f) promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and promptly after the same are filed, copies of all reports on Form 8-K which the Borrower may make to, or file with, the SEC; and

          (g) promptly, such additional financial and other information as the Administrative Agent (on behalf of itself or any Lender) may from time to time reasonably request.

          7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, and except where the failure to so pay, discharge or otherwise satisfy such obligation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by the Borrower and its Restricted Subsidiaries and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.5 and except where the failure to maintain such rights, privileges and franchises could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

          7.5   Maintenance  of  Property; Insurance.   Keep  its property
necessary in its business in good working order and condition, ordinary wear and tear excepted, if the failure to do so could reasonably be expected to have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by similar companies of comparable size engaged in the same or a similar business and owning or operating similar properties
in localities where the  Borrower and its Restricted Subsidiaries operate   and
furnish  upon   the   written   request  of   the Administrative Agent
information as to the insurance carried.

          7.6    Inspection  of  Property;   Books  and  Records; Discussions.
Keep proper  books of records and account  in which full,  true and correct
entries  in conformity with  GAAP and all Requirements  of   Law  shall  be
made  of  all   dealings  and transactions  in relation  to  its business  and activities; and permit representatives of the Administrative Agent, at the request of any Lender, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the
business, operations, properties and financial and  other   condition  of   the
Borrower  and   its  Restricted Subsidiaries with officers  and employees of the Borrower and its Restricted Subsidiaries and in the presence of a Responsible Officer with its independent certified public accountants.

          7.7 Notices. Promptly give notice to the Administrative Agent (which shall promptly give notice thereof to each Lender) of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which (A) in the case of any such litigation, investigation or proceeding in the ordinary course of business, could reasonably be expected to have a Material Adverse Effect and (B) in the
     case  of any  other litigation,  investigation  or   proceeding,  if
     adversely determined, could reasonably be expected to have a Material Adverse Effect;

          (c)  any  litigation  or   proceeding  affecting  the Borrower  or
     any of its Subsidiaries in which the amount involved is $50,000,000 or more to the extent not covered by insurance or in which injunctive or similar relief is sought which (A) in the case of any such litigation, or proceeding in the ordinary course of business, could reasonably be expected to have a Material Adverse Effect and (B) in the case of any other litigation or proceeding, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know
     thereof:   (i) the  occurrence or  expected occurrence of any Reportable
     Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan which, in any case, could reasonably be expected to have a Material Adverse Effect or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan which, in any case, could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

        7.8 Environmental Laws. (a) Comply with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except in any such case to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

        (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

        7.9 Further Assurances. Upon the request of the Administrative Agent at any time prior to the Collateral Release Date, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or, in the reasonable opinion of the Administrative Agent, advisable to maintain in favor of the Trustee Liens on the Collateral that are duly perfected (to the extent that the same are contemplated to be so perfected under the terms of the Loan Documents) in accordance with all applicable Requirements of Law.

        7.10 Mortgages; Etc. Unless the Collateral Release Date shall have occurred:

        (a) (i) With respect to any parcel of property that qualifies as a parcel of Material Real Property during any fiscal quarter (other than any parcel of Material Real Property of the Borrower located in the State of California, Alaska, Nevada or Washington), on or before the last day of the succeeding fiscal quarter, execute and deliver to the Administrative Agent a Mortgage with respect to such parcel of Material Real Property unless (A) a Lien is granted in favor of third parties on such parcel of Material Real Property pursuant to subsection 8.4(g), (i), (j) or (k) or (B) the recordation of such Mortgage would result in the payment of a material mortgage recording tax and (ii) with respect to any parcel of property that qualifies as a parcel of Material Real Property of the Borrower during any fiscal quarter which is located in the State of California, Alaska, Nevada or Washington, on or before the last day of the succeeding fiscal quarter, execute and deliver a Subsidiary Mortgage to a Subsidiary Guarantor securing all California Mortgage Notes issued by the Borrower to such Subsidiary Guarantor then outstanding, together with an additional California Mortgage Note in an aggregate principal amount, or an increase in the aggregate principle amount of such outstanding California Mortgage Notes in an amount, at least equal to the fair market value, as determined by the Borrower, of such parcel of Material Real Property unless (A) a Lien is granted in favor of third parties on such parcel of Material Real Property pursuant to subsection 8.4(g), (i), (j) or (k) or (B) the recordation of such Subsidiary Mortgage would result in the payment of a material mortgage recording tax, provided that, upon the occurrence of a Collateral Release Event, the Borrower and its Restricted Subsidiaries shall not thereafter be required to (but may) execute any Mortgages or Subsidiary Mortgages pursuant to this paragraph.

        (b) Cause to be delivered to the Corporate Trustee all Repurchased Put Bonds acquired after the Initial Closing Date to be held by the Corporate Trustee (or its agent or custodian) as Pledged Securities, subject to the terms of the Pledge Agreement, as collateral security for the Secured Obligations.

        (c) Cause to be delivered to the Corporate Trustee all California Mortgage Notes issued on or after the Initial Closing Date to be held by the Corporate Trustee (or its agent or custodian) as Pledged Securities, subject to the terms of the Pledge Agreement, as collateral security for the Secured Obligations, provided that, upon the occurrence of a Collateral Release Event, the Borrower and its Restricted Subsidiaries shall not thereafter be required to (but may) deliver any California Mortgage Notes pursuant to this paragraph.

        (d) Cause to be delivered to the Corporate Trustee a certificate or certificates evidencing 65% of the Capital Stock of Kmart Taiwan Limited owned by Kmart Overseas Corporation promptly upon the receipt thereof by the Borrower or Kmart Overseas Corporation.

        7.11 Additional Collateral. Unless the Collateral Release Date shall have occurred:

        (a) With respect to any assets acquired after the Initial Closing Date by the Borrower or any Subsidiary Guarantor that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than any assets described in subsection 7.10 or paragraph (b), (c) or (d) of this subsection), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Trustee a Lien on such assets, (ii) take all actions reasonably deemed necessary or advisable by the Administrative Agent to cause such Lien to be duly perfected (to the extent contemplated therein and in the other Loan Documents) in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent (it being agreed that no action shall be required pursuant to this clause (ii) to perfect a Lien (1) in assets that would not constitute UCC Filing Collateral or (2) in assets constituting UCC Filing Collateral if such perfection relates to assets with an aggregate book value of less than $1,000,000), and (iii) with respect to assets constituting UCC Filing Collateral with a book value in excess of $1,000,000 that are perfected under the laws of any jurisdiction, if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

        (b) With respect to any Person that, subsequent to the Initial Closing Date, becomes a Domestic Subsidiary, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Trustee a new pledge agreement or such amendments to the relevant Pledge Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Trustee a Lien on the Capital Stock of such Domestic Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Trustee the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Domestic Subsidiary, as the case may be, (iii) cause such new Domestic Subsidiary (A) to become a party to the Subsidiaries Guarantee and the Subsidiaries Security Agreement, in each case pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions reasonably deemed necessary or advisable by the Administrative Agent to cause the Lien created by the Subsidiaries Security Agreement to be duly perfected (to the extent contemplated therein and in the other Loan Documents) in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent (it being agreed that no action shall be required pursuant to this clause (iii) to perfect a Lien in assets that would not constitute UCC Filing Collateral or in assets constituting UCC Filing Collateral if such perfection relates to assets with an aggregate book value of less than $1,000,000) and (iv) with respect to assets of any such Domestic Subsidiary with a book value in excess of $1,000,000 that are perfected under the laws of any jurisdiction, if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

        (c) With respect to any Person that, subsequent to the Initial Closing Date, becomes a Foreign Subsidiary with a net worth in excess of $10,000,000, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Trustee a new pledge agreement or such amendments to the relevant Pledge Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Trustee a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged) and (ii) deliver to the Trustee any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock.

        (d) If the Borrower or any Subsidiary Guarantor shall acquire any Investment Securities (other than Investment Securities of any issuer aggregating less than $10,000,000) prior to the Collateral Release Date, such Loan Party shall deliver certificates representing such Investment Securities to the Corporate Trustee or its agent or custodian (or otherwise "transfer" such Investment Security (within the meaning of the applicable uniform commercial code) to the Corporate Trustee or its agent or custodian), together with, when necessary or appropriate, undated powers as provided in Section 2(b) of the Pledge Agreement, to be held by the Corporate Trustee (or its agent or custodian) as Pledged Securities, subject to the terms of the Pledge Agreement, as collateral security for the Secured Obligations.

        7.12 Cash Equivalents. Except as otherwise permitted by clause (c),
(d), (f), (i) (to the extent applicable), (j) or (k) of subsection 8.4, the Borrower and each Subsidiary Guarantor will, at all times prior to the Collateral Release Date, maintain all its Cash Equivalents in accounts established with a custodian which shall have agreed to hold such property in the name of the Trustee subject to the provisions of the Pledge Agreement, provided that the Borrower and the Subsidiary Guarantors shall not be required to maintain Temporary Cash Equivalent Investments in such accounts to the extent such investments in such Temporary Cash Equivalent Investments are reasonably necessary for the operation of the business of the Borrower and the Subsidiary Guarantors consistent with past practices.


                        SECTION 8. NEGATIVE COVENANTS

        The Borrower hereby agrees that, so long as the Commitments remain in effect or any Letter of Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and (except in the case of subsection 8.1) shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

        8.1 Financial Condition Covenants.

        (a) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than 1.25 to 1.00.

        (b) Leverage Ratio. Permit at any time the Leverage Ratio to exceed
    0.50 to 1.00.

        8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

        (a) Indebtedness of the Borrower (i) under this Agreement and (ii) under the Convertible Debentures;

        (b) (i) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary Guarantor to the Borrower or any other Subsidiary and (ii) Indebtedness of the Borrower in respect of cash advances from Meldisco in anticipation of dividends, income distributions and royalties due from Meldisco to the Borrower;

        (c) Indebtedness of the Borrower and any of its Restricted Subsidiaries incurred after the Initial Closing Date to finance the acquisition, construction or completion of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise), provided that the principal amount of such Indebtedness shall at no time exceed 100% of the original acquisition, construction or completion cost, as the case may be, of such assets;

        (d) Indebtedness of Significant Foreign Subsidiaries incurred for working capital or other operating purposes;

        (e) Indebtedness outstanding on the Effective Date;

        (f) Indebtedness of a corporation which becomes a Restricted Subsidiary after the Effective Date, provided that (i) such Indebtedness existed at the time such corporation became a Restricted Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Borrower or any other Restricted Subsidiary no Default or Event of Default shall have occurred and be continuing;

        (g) Indebtedness in respect of interest rate and currency hedging transactions entered into in the ordinary course of business and not for speculative purposes;

        (h) subject to subsection 8.9(g), Indebtedness of any Foreign Subsidiary to the Borrower or any Subsidiary;

        (i) Indebtedness not otherwise permitted by this subsection 8.2 not exceeding (as to the Borrower and all its Restricted Subsidiaries), together with any then outstanding Qualified Big Beaver Indebtedness, $500,000,000 in aggregate principal amount at any one time outstanding; and

        (j) any refinancings, refundings, renewals or extensions of Indebtedness permitted hereunder, provided that if the principal amount of such Indebtedness is increased, such increased amount is permitted to be incurred under subsection 8.2(i);

provided that, notwithstanding the foregoing, no Indebtedness of any Person shall be designated as "Permitted Pari Passu Senior Debt" and no Indebtedness created, incurred, assumed or suffered to exist pursuant to this subsection 8.2 shall constitute "Permitted Pari Passu Senior Debt" for purposes of the Trust Agreement.

        8.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

        (a) the Subsidiaries Guarantee and any Guarantee Obligations arising under any of the other Loan Documents;

        (b) Guarantee Obligations in existence on the Effective Date;

        (c) Guarantee Obligations of the Borrower or any Restricted Subsidiary of obligations of any Restricted Subsidiary or the Borrower which obligations are otherwise permitted under this Agreement;

        (d) Guarantee Obligations of the Borrower under its guaranty of the obligations of the Convertible Trust under, or as contemplated by, the Convertible Preferred Securities Documents as in effect on the Initial Closing Date;

        (e) Guarantee Obligations entered into in connection with surety, appeal, payment and performance bonds (and other obligations of a like nature) incurred in the ordinary course of business;

        (f) Guarantee Obligations of the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of Securitization Entities incurred in connection with Securitization Transactions;

        (g) subject to subsection 8.9(g), Guarantee Obligations of the Borrower or any Restricted Subsidiary of Indebtedness or other obligations incurred in the ordinary course of business of Foreign Subsidiaries;

        (h) Guarantee Obligations in respect of obligations of vendors to the Borrower and its Restricted Subsidiaries created in the ordinary course of business; and

        (i) Guarantee Obligations (not otherwise permitted pursuant to this subsection 8.3) incurred after the Effective Date in an aggregate amount for the Borrower and its Restricted Subsidiaries not to exceed $200,000,000 at any one time outstanding.

        8.4 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

        (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Significant Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

        (b) carriers', warehousemen's, mechanics', landlord's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business securing amounts which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

        (c) (i) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements and (ii) Liens granted to banks in the ordinary course of business in connection with deposit, disbursement or concentration accounts (other than in connection with borrowed money) maintained with such banks on funds and other items in such accounts;

        (d) Liens granted and deposits made to secure the performance of bids, trade contracts and real estate related contracts entered into in the ordinary course of business (in each case, other than for borrowed money), utilities, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

        (e) easements, rights-of-way, restrictions, subdivisions, parcelizations and other similar encumbrances incurred in the ordinary course of business which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Restricted Subsidiary;

        (f) Liens in existence on the date hereof (or arising at any time during the period from the date hereof through the Effective Date) and (i) listed on Schedule 8.4(f) securing Indebtedness or other obligations described on such Schedule or (ii) otherwise securing Indebtedness or other obligations not exceeding $10,000,000 in the aggregate;

        (g) Liens securing Indebtedness of the Borrower and its Restricted Subsidiaries permitted by subsection 8.2(c), provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the amount of Indebtedness secured thereby is not increased;

        (h) Liens on assets of any Significant Foreign Subsidiary securing Indebtedness of such Significant Foreign Subsidiary permitted by subsection 8.2(d) and other obligations incurred in the ordinary course of business;

        (i) Liens on the property or assets of a corporation which becomes a Restricted Subsidiary after the Effective Date and Liens existing on assets acquired by the Borrower or a Restricted Subsidiary after the Effective Date, in either case securing Indebtedness permitted by subsection 8.2(c) or 8.2(f), provided that (i) such Liens existed at the time such corporation became a Restricted Subsidiary or such asset was acquired and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Restricted Subsidiary or such asset is acquired, and
    (iii) the amount of Indebtedness secured thereby is not increased;

        (j) Liens securing Indebtedness permitted under subsection 8.2(j) to the extent such Indebtedness was originally permitted to be secured pursuant to this subsection; provided that the principal amount of such Indebtedness is not increased (other than by an amount equal to any costs and expenses incurred in connection with such refunding or refinancing) and that no such Lien is spread to cover additional property;

        (k) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all its Restricted Subsidiaries) $100,000,000 in aggregate principal or face amount at any time outstanding;

        (l) Liens granted in accordance with the terms of the Put Bond Mortgages or the Repurchased Put Bonds as in effect on the Initial Closing Date on property or assets in substitution for or replacement of property or assets subject to the Liens granted pursuant to the Put Bond Mortgages to the extent such substitution or replacement is required thereunder in accordance with the provisions thereof;

        (m) Liens created pursuant to the Security Documents to secure, among other things, the Kmart Credit Agreement Obligations and Liens created pursuant to any Subsidiary Mortgages; and

        (n) Liens created in favor of any Person who delivers goods under a consignment to the Borrower or a Restricted Subsidiary, provided that the Borrower or such Restricted Subsidiary treats and designates on its books and records such goods as "goods on consignment" for all purposes and such goods are not included as Inventory of the Borrower or such Restricted Subsidiary, as the case may be, on the books of the Borrower or such Restricted Subsidiary, as the case may be;

provided that, notwithstanding the foregoing, no Lien created, incurred, assumed or suffered to exist pursuant to this subsection 8.4 (other than subsections 8.4(a), (b), (m) or (n) shall be a Lien on Inventory of the Borrower or any of its Restricted Subsidiaries.

        8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets except:

        (a) any Restricted Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Restricted Subsidiaries of the Borrower (provided that the wholly owned Restricted Subsidiary or Restricted Subsidiaries shall be the continuing or surviving corporation and provided that if one of the parties to such transaction is a Subsidiary Guarantor then the continuing or surviving corporation shall be a Subsidiary Guarantor);

        (b) any Restricted Subsidiary may convey, sell, lease, transfer, assign or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Restricted Subsidiary of the Borrower (provided that if such selling Restricted Subsidiary is a Subsidiary Guarantor then the acquiring Restricted Subsidiary shall be a Subsidiary Guarantor); and

        (c) any Restricted Subsidiary may be merged or consolidated with or into, or convey, sell, lease, transfer, assign or otherwise dispose of any or all of its assets to, any Person to the extent that the sale or other disposition of the assets of such Restricted Subsidiary would be permitted under subsection 8.6.

        8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary's Capital Stock to any Person (other than the Borrower or any wholly owned Subsidiary Guarantor or, if such Restricted Subsidiary is not a wholly-owned Restricted Subsidiary, pro-rata to the owners of the equity securities of such Restricted Subsidiary), except:

        (a) the sale or other disposition of obsolete, surplus or worn out property in the ordinary course of business or in connection with real estate development activities;

        (b) the sale of inventory in the ordinary course of business (including sales of inventory in connection with closed stores and sales of discontinued inventory) and transfers of inventory and equipment among the Borrower and the Subsidiary Guarantors pursuant to reasonable business requirements;

        (c) (i) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof or pursuant to the Existing Receivables Transactions and (ii) sales or other dispositions of Cash Equivalents or Temporary Cash Equivalent Investments in the ordinary course of business;

        (d) as permitted by subsection 8.5(b);

        (e) sales and dispositions of real property and related assets in connection with (i) Permitted Sale-Leasebacks or (ii) Securitization Transactions; provided that, in the opinion of a Responsible Officer, the purchase price with respect to each such sale or disposition represents the fair value of the assets so sold;

        (f) the transactions described on Schedule 8.6(f) or any sale or other disposition of any asset received in exchange for any asset described on such Schedule in connection with any transaction described on such Schedule (the "Scheduled Asset Sales"), provided that, in the opinion of a Responsible Officer the purchase price with respect to each such sale represents the fair value of the assets so sold;

        (g) the sale by the Borrower or any Restricted Subsidiary of all or a portion of (or any interest in) the Purchased Credit Facilities and the Repurchased Put Bonds;

        (h) the sale or other disposition of any property (other than any sale or other disposition which is otherwise permitted under this subsection 8.6), provided that (i) at the time of and after giving effect to such sale or disposition, the aggregate book value of all assets so sold or disposed of in any Fiscal Year shall not exceed an amount equal to 10% of Shareholders' Equity at the beginning of such Fiscal Year and (ii) in the opinion of a Responsible Officer the purchase price with respect to such sale or other disposition (except with respect to sales or other dispositions the aggregate purchase price with respect to which does not exceed $10,000,000) represents the fair value of the assets so sold or disposed of;

        (i) subject to the other terms and provisions hereof, leases or subleases (or assignment of leases) of real property in the ordinary course of business; and

        (j) the sale or other disposition of the Investments described as items 1 and 2 in Schedule 8.9(i)(A) under the heading "Kmart Corporation Other Investments".

        8.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Restricted Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

        (a) the Borrower may purchase or exchange then-existing employee stock options for consideration consisting solely of new employee stock options and may purchase Capital Stock or options to acquire the same from directors, officers and employees of the Borrower and its Restricted Subsidiaries in connection with employment and severance arrangements; and

        (b) so long as after giving effect thereto no Default or Event of Default has occurred and is continuing, the Borrower may make Restricted Payments with respect to its Common Stock commencing in the 1997 Fiscal Year, provided that no Restricted Payment may be made pursuant to this paragraph if, after giving effect thereto, the aggregate amount of all Restricted Payments made pursuant to this paragraph would exceed 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from the beginning of the 1997 Fiscal Year through the last day of the most recent fiscal quarter ended prior to the date such Restricted Payment is made.

        8.8 Limitation on Capital Expenditures and "Property held for Resale". Make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations but including expenditures in respect of the construction or development of "property held for resale") except for expenditures not exceeding, in the aggregate for the Borrower and its Restricted Subsidiaries during any Fiscal Year of the Borrower, $1,000,000,000; provided that, (a) with respect to any Fiscal Year (other than the 1996 Fiscal Year), the Borrower and its Restricted Subsidiaries shall be permitted to make additional capital expenditures in an amount not to exceed the Additional Permitted Capital Expenditure Amount for such Fiscal Year, (b) the amount for the 2000 Fiscal Year shall be pro rated for the period from the beginning of such Fiscal Year to the Revolving Credit Termination Date and (c) up to 100% of any amount permitted to be expended in any Fiscal Year (without giving effect to this clause (c)) if not so expended in the Fiscal Year for which it is permitted above, may be carried over for expenditure in the next following Fiscal Year.

        8.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of any Person (an "Investment"), except for:

        (a) extensions of trade credit and prepaid expenses made in the ordinary course of business;

        (b) Investments in Cash Equivalents and Temporary Cash Equivalent Investments;

        (c) (i) Investments resulting from the acquisition by the Borrower or a Restricted Subsidiary of the Indebtedness under the Purchased Credit Facilities and the Repurchased Put Bonds and (ii) subject to subsection 8.8, loans made by the Borrower or a Restricted Subsidiary to the Big Beaver Joint Ventures to finance construction of the related projects prior and subsequent to the date hereof;

        (d) loans to officers of the Borrower or any Subsidiary;

        (e) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

        (f) Investments by the Borrower in Subsidiary Guarantors and Investments by Restricted Subsidiaries in the Borrower and in Subsidiary Guarantors;

        (g) Investments by the Borrower and Restricted Subsidiaries in Foreign Subsidiaries, provided that, after giving effect to such Investment, the aggregate then outstanding amount of all such Investments (including Investments in the nature of sales and transfers of assets (including, pursuant to a transaction permitted under subsection 8.5) for less than fair market value and Guarantee Obligations pursuant to subsection 8.3(g)) made subsequent to the Effective Date in Foreign Subsidiaries shall not exceed $150,000,000, provided, further, that the conversion of any Indebtedness owed to the Borrower or any Restricted Subsidiary by any Foreign Subsidiary into equity of such Foreign Subsidiary shall not constitute an additional Investment in such Foreign Subsidiary by the Borrower or such Restricted Subsidiary for purposes of the limitation contained in the immediately preceding proviso;

        (h) loans by the Borrower to its employees (other than to officers of the Borrower or any Subsidiary) in connection with management incentive plans in an aggregate amount not to exceed $20,000,000 at any one time outstanding;

        (i) Investments (A) existing on the Effective Date and listed on
    Schedule 8.9(i)(A), (B) in the Convertible Trust contemplated by the Declaration of Trust for the Convertible Trust or the Convertible Debenture Indenture as in effect on the Initial Closing Date and (C) in Securitization Entities formed or established in connection with Securitization Transactions;

        (j) Investments received in connection with the collection of accounts receivable in the ordinary course of business;

        (k) Investments received in connection with any Asset Sale or other disposition permitted hereunder;

        (l) loans and advances to suppliers in the ordinary course of business consistent with past practice; and

        (m) Acquisitions and other Investments made by the Borrower or any of its Restricted Subsidiaries, provided that, after giving effect to any such Acquisition or Investment, the aggregate then outstanding amount of all such Acquisitions and such other Investments (including assumed Indebtedness) made at any time after the Effective Date shall not exceed an amount equal to 10% of Shareholders' Equity as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to subsection 7.1.

        8.10 Limitation on Optional Payments and Modifications of Debt Instruments. (a) Make any optional payment or prepayment on or optionally redeem or purchase any Indebtedness (other than the Loans and the Convertible Debentures) of the Borrower or any Subsidiary, (b) make any payment or prepayment on account of the principal of or interest on, or redeem or purchase, any Convertible Debentures, provided that (i) so long as after giving effect thereto no Event of Default shall have then occurred and be continuing, the Borrower may pay interest on the Convertible

Debentures pursuant to the terms of the Convertible Debenture Indenture and
(ii) the conversion of the Convertible Debentures into common stock of the Borrower (and any related cash payments made in lieu of fractional shares) shall not be deemed to be a payment or prepayment on account of or a redemption or purchase of the Convertible Debentures or (c) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on, any such Indebtedness or the Convertible Debenture or the Convertible Debenture Indenture (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon); provided, that the Borrower and its Restricted Subsidiaries may prepay Indebtedness (other than the Convertible Debenture) (i) from the proceeds of new Indebtedness incurred to refinance such Indebtedness pursuant to subsection 8.2(j), (ii) under Financing Leases for stores and other property no longer occupied or used by the Borrower or such Restricted Subsidiary in connection with the settlement, termination or assignment of such Financing Lease, (iii) secured by assets in connection with any sale or other disposition of such assets permitted under subsection 8.6, (iv) under the Refinanced Credit Facilities (as defined in the Existing Credit Agreement) on the Initial Closing Date, (v) incurred after the Initial Closing Date pursuant to subsection 8.2(i), and (vi) in an aggregate amount, in addition to payments otherwise permitted under this subsection 8.10, not to exceed $300,000,000.

        8.11 Limitation on Transactions with Affiliates. Except as set forth on
Schedule 8.11, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

        8.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Restricted Subsidiary (such arrangement, a "Sale-Leaseback") except for Sale-Leasebacks in the ordinary course of the Borrower's or such Restricted Subsidiary's business, consistent with past practice and at market rates and subject to compliance with subsection 8.6(e) ("Permitted Sale-Leasebacks"). For the avoidance of doubt, Sale-Leasebacks that result in a Financing Lease shall be treated as Indebtedness for all purposes of this Agreement.

        8.13 Joint Ventures. Consent to or approve the incurrence or assumption of any Indebtedness (other than (a) Indebtedness under the Purchased Credit Facilities and any amounts advanced by the Borrower or any Subsidiary Guarantor to complete construction of the related projects and (b) Indebtedness not exceeding, together with Indebtedness permitted under subsection 8.2(i), $500,000,000 in aggregate principal amount at any one time outstanding (any such Indebtedness described in this clause (b) being referred to herein as "Qualified Big Beaver Indebtedness")) by any of the Big Beaver Joint Ventures or consent to or approve the creation, assumption or incurrence of any Lien (other than any Lien in favor of the Borrower or any Subsidiary Guarantor) by any of the Big Beaver Joint Ventures, except in a transaction which results in the repayment in full of the related Indebtedness of such Big Beaver Joint Venture under the Purchased Credit Facilities or any amounts advanced by the Borrower or any Subsidiary Guarantor to such Big Beaver Joint Venture to complete construction of the related projects.

                        SECTION 9. EVENTS OF DEFAULT

        If any of the following events shall occur and be continuing:

        (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any Reimbursement Obligation within two Business Days after such Reimbursement Obligation becomes due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

        (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

        (c) The Borrower shall default in the observance or performance of any agreement contained in Section 8 or the Borrower shall fail to deliver a Borrowing Base Certificate pursuant to subsection 7.2(c) within 10 days after such Borrowing Base Certificate was due pursuant to such subsection; or

        (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs
    (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or the Majority Lenders or (ii) the date upon which a Responsible Officer becomes aware of such default; or

        (e) The Borrower or any of its Restricted Subsidiaries shall
    (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required (but after the expiration of all grace periods applicable thereto), such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $100,000,000; or

        (f) (i) The Borrower or any of its Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Restricted Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Restricted Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

        (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

        (h) One or more judgments or decrees shall be entered against the Borrower or any of its Restricted Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $100,000,000 or more, and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

        (i) (i) For any reason (other than any act on the part of the Administrative Agent, the Trustee or any Lender) the Trust Agreement, the Subsidiaries Guarantee or any Security Document ceases to be or is not in full force and effect (except in accordance with its terms or pursuant to subsection 11.13) in any material respect and such default shall continue unremedied for 30 days after the earlier of receipt by the Borrower of notice of such default from the Administrative Agent or actual knowledge of such default by a Responsible Officer, (ii) the Borrower or any of its Restricted Subsidiaries shall assert in writing that the Trust Agreement, the Subsidiaries Guarantee or any Security Document has ceased to be or is not in full force and effect (except in accordance with its terms or pursuant to subsection 11.13) or (iii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby except to the extent contemplated hereunder and under the other Loan Documents; or

        (j) (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 33% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of the Borrower on the Initial Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative
Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative
Agent shall, by notice to the Borrower, declare the Loans hereunder
(with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

        With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of each Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may reasonably request to evidence the creation and perfection of the security interest in such cash collateral account.

        Whenever the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and any Notes shall have become immediately due and payable in accordance with clause (A) or clause (B) of the second preceding paragraph, the Administrative Agent shall forthwith deliver a Notice of Acceleration to the Corporate Trustee, provided that, by written notice to the Borrower and the Administrative Agent, the Majority Lenders may, for such periods and/or subject to such conditions as may be specified in such notice, withdraw any declaration of acceleration effected in accordance with clause (B) above. If a declaration of acceleration in accordance with clause (B) immediately preceding shall have been withdrawn in accordance with the proviso to the immediately preceding sentence, the Administrative Agent shall forthwith deliver to the Corporate Trustee a notice of cancellation of the respective Notice of Acceleration theretofore delivered to the Corporate Trustee. In addition, if the Administrative Agent shall have previously delivered a Notice of Default to the Corporate Trustee relating to a particular Event of Default which Notice of Default is then in effect, the Administrative Agent shall deliver a cancellation of such Notice of Default upon the waiver or cure of such Event of Default, provided that no other Event of Default shall have occurred and be continuing at such time.


                    SECTION 10. THE ADMINISTRATIVE AGENT

        10.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto, including, without limitation, all powers, rights and remedies provided in the Trust Agreement. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

        10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

        10.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

        10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Lenders entitled to so act in accordance with the terms of this Agreement as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of Lenders entitled to so act in accordance with the terms of this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

        10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Lenders entitled to so act in accordance with the terms of this Agreement; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

        10.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

        10.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Voting Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

        10.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it or any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

        10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                          SECTION 11. MISCELLANEOUS

        11.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the applicable Loan Party or Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding, deleting or revising any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or
(b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender adversely affected thereby, (ii) (A) amend, modify or waive any provision of this subsection or of subsection 11.13, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or, except as provided in subsection 11.13, release or subordinate the interest of the Trustee in all or substantially all of the Collateral, in each case without the written consent of all the Lenders, or (B) reduce the percentage specified in the definition of Majority Lenders or Required Lenders without the written consent of all the Lenders, (iii) increase any percentage set forth in the definition of Borrowing Base or Eligible Inventory Borrowing Base Amount without the consent of the Required Lenders, (iv) amend, modify or waive any provision of subsections 3.6 through 3.13 without the consent of each Issuing Bank adversely affected in any material respect thereby, (v) amend, modify or waive any provision of subsections 3.21 or 3.22 without the consent of the Swing Line Lender or (vi) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders, and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

        11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand (including by overnight courier), when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule
11.2 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:


       The Borrower:                   Kmart Corporation
                                       3100 West Big Beaver Road
                                       Troy, Michigan 48084

                                        (a) For all notices:

                                            Attention: Treasurer
                                            Fax: (810) 643-5398

                         (b) For notices other than pursuant to Sections 3
                             Attention: Chief Financial Officer
                             Fax: (810) 643-5787

                             and

                             Attention: General Counsel
                             Fax: (810) 643-1054


The Administrative
      Agent:             The Chase Manhattan Bank
                         270 Park Avenue
                         New York, New York 10017
                         Attention [            ]

                         With a copy to:

                         Chase Agent Bank Services
                         140 East 45th Street, 29th Floor
                         New York, New York 10017
                         [                    ]

provided that any notice, request or demand to or upon the Administrative
Agent or the Lenders pursuant to subsection 3.2, 3.4, 3.6, 3.15, 3.18, 3.22, 4.1, 4.2 or 4.7 shall not be effective until received. Whenever the Administrative Agent sends a notice by mail, the Administrative Agent will use reasonable efforts to also send such notice by one of the other means of notice permitted hereunder, provided that the failure to do so shall not affect in any way the validity of any delivery by mail pursuant to this subsection or otherwise result in any liability to the Administrative Agent or the Lenders.

        11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

        11.5 Payment of Expenses and Taxes; Indemnity. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) (i) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Administrative Agent, and (ii) to pay or reimburse each Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents following the occurrence and during the continuation of a Default or an Event of Default, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender, (c) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise (other than excise taxes imposed in lieu of net income taxes) and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever with respect to any claim, litigation, investigation or proceeding relating to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents and any such other documents or any use of any of the Extensions of Credit, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender (or their respective directors, officers, employees or agents) with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender (or their respective directors, officers, employees or agents, as the case may be). The agreements in this subsection shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

   11.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

   (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any interest of such Lender in any Letter of Credit, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 11.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.8(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 4.9, 4.10 and 4.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of subsection 4.10, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

   (c) Any Lender may, in the ordinary course of its business of making or investing in loans and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank, financial institution or other entity that is then engaged in the business of lending money (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit L, executed by such Assignee and such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, with a copy thereof to the Borrower, provided that (a) in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Committed Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Committed Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments remaining with the assigning Lender are each not less than $10,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent) and (b) assignments shall not be required to be made on a ratable basis between the Commitments and/or Committed Loans held by any Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 9(f) shall have occurred and be continuing.

   (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

   (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

   (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 11.18, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

   (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

   11.7 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to subsection 4.9 or 4.10 (other than with respect to Bilateral Option Loans or LIBO Rate CAF Advances) or (b) is affected in the manner described in subsection 4.8 (other than with respect to Bilateral Option Loans or LIBO Rate CAF Advances) and as a result thereof any of the actions described in said subsection are required to be taken; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under subsection 4.11 if any Eurodollar Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, any Bilateral Option Loans shall be paid prior to its maturity or any CAF Advance owing to such replaced Lender shall be paid other than on the relevant CAF Advance Maturity Date, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of subsection 11.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to subsection 4.9 or 4.10, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

   11.8 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), and, after giving effect to any such payment or the receipt of any such collateral, such benefitted Lender shall have received a greater proportionate payment (determined in accordance with subsection 4.7) or interest in collateral than that received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating or other similar interest in such portion of each such other Lender's Loans or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders entitled to the same under this subsection; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

   (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) which is not paid when due to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

   (c) The Borrower hereby irrevocably waives and agrees not to assert, for the benefit of the applicable Secured Parties, all rights of set-off, counterclaim or defense to payment, whether now existing or hereafter arising, that the Borrower may have in respect of any Repurchased Put Bonds or California
Mortgage Notes now or hereafter held by any Subsidiary Guarantor.

   11.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

   11.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   11.11 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

   11.12 Termination. This Agreement shall terminate when the Commitments have terminated or expired, no Letter of Credit is outstanding (other than Letters of Credit which have been cash collateralized in the manner contemplated pursuant to the penultimate paragraph of Section 9) and the other Kmart Credit Agreement Obligations have been paid in full.

   11.13 Collateral Release. Upon the occurrence of a Collateral Release Event at any time after the delivery of financial statements pursuant to subsection 7.1(a) in respect of the 1997 Fiscal Year, the Liens on the Collateral granted pursuant to the Security Documents or otherwise securing Secured Obligations shall be released automatically. Within one Business Day following the satisfaction of the foregoing conditions and the receipt by the Administrative Agent of a certificate of a Responsible Officer certifying that such conditions have been satisfied, the Administrative Agent shall deliver to the Trustee the notice required pursuant to Section 7.10(a) of the Trust Agreement.

   11.14 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

   11.15 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                 (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                 (b) to the extent permitted by applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                11.16  Acknowledgements.  The Borrower hereby acknowledges that:

                (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders or among the Borrower and the Administrative Agent.

                11.17 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                11.18 Confidentiality. Each Lender agrees to keep confidential all information provided to it by the Borrower or the Administrative Agent pursuant to or in connection with this Agreement that is designated by the Borrower in writing as confidential (the "Confidential Information"); provided that nothing herein shall prevent any Lender from disclosing any such Confidential Information (i) to the Administrative Agent or any other Lender,
(ii) to any Transferee or prospective Transferee which receives such Confidential Information having been made aware of the confidential nature thereof and which has agreed in writing to be bound by the terms of this subsection 11.18, (iii) to its directors, officers, employees, employees of affiliates, examiners and professional advisers who have a need to know such Confidential Information in accordance with customary banking practices and who receive such Confidential Information having been made aware of the restrictions of this subsection and, in the case of professional advisers, having agreed to be bound thereby, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) in connection with the exercise of any remedy hereunder, (vii) which is now or hereafter becomes generally available to the public other than as a result of a disclosure by such Lender or a disclosure known to such Lender to have been made by any person or entity to which such Lender has delivered such Confidential Information, (viii) which was available to such Lender prior to its disclosure to such Lender by the Borrower, or (ix) which becomes available to such Lender from a source other than the Borrower, provided that such source is not (1) known to such Lender to be bound by a confidentiality agreement with the Borrower or (2) known to such Lender to be otherwise prohibited from transmitting the information to such Lender by a contractual, legal or fiduciary obligation.

                11.19 Judgment Currency. The obligation of the Borrower under this Agreement to make payments in respect of each Reimbursement Obligation in the currency in which it is outstanding (the "Agreement Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the "Judgment Currency") except to the extent that such tender or recovery of the Judgment Currency results in the effective receipt by the Lenders or the relevant Issuing Banks, as the case may be, of the full amount of the Agreement Currency payable under this Agreement and the Borrower agrees to indemnify the Lenders or the relevant Issuing Banks, as the case may be (and the Lenders or the relevant Issuing Banks, as the case may be, shall have an additional legal claim) for any difference between such full amount and the amount effectively received by such Lenders or such Issuing Banks, as the case may be, pursuant to any such tender or recovery. Each Lender's or Issuing Bank's determination of amounts effectively received by such Lender or Issuing Bank shall be conclusive absent manifest error. If a judgment in respect of the obligations of the Borrower hereunder is rendered in a currency other than the Agreement Currency and if, upon receipt of the full amount of such judgment in such currency and the conversion into, and receipt of such amount in the Agreement Currency, such amount of the Agreement Currency exceeds the obligations of the Borrower hereunder, such excess amount shall be remitted to the Borrower by the Lenders or the relevant Issuing Banks, as the case may be. The obligations of the Borrower under this subsection shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

                11.20 Section Headings. The Section and subsection headings in this Agreement are for convenience in reference only and shall not deemed to alter or affect the interpretation of any provisions hereof.

                11.21 Exhibits. Exhibits B, C, D, E, F, H, I and M to the Existing Credit Agreement are not being amended in connection with the execution and delivery of this Agreement and all such Exhibits are being attached hereto, for convenience of reference, as Exhibits B, C, D, E, F, G, H and L, respectively. Without limiting any provisions thereof, (a) the Borrower, the Administrative Agent and the Lenders hereby confirm that all references to the "Credit Agreement" in the Loan Documents (as defined in the Existing Credit Agreement) and in such Exhibits shall refer to this Agreement and (b) CAF Advance Confirmations, CAF Advance Offers, CAF Advance Requests, Revolving Credit Notes, CAF Advance Notes and Assignment and Acceptances executed on or after the Effective Date may be modified to include a specific reference to this Agreement.

                11.22 Special Provisions. (a) (i) The Borrower and the Administrative Agent hereby acknowledge that the Term Loans (as defined in the Existing Credit Agreement) have been repaid in full and (ii) the Borrower, the Administrative Agent and the Lenders agree that the Term Loan Lenders will not be parties to this Agreement or have any obligations or liabilities under this Agreement with respect to the period from and after the Effective Date and that the Term Loan Lenders shall not have any rights under the Existing Credit Agreement, this Agreement or any other Loan Document (other than rights under the Existing Credit Agreement expressly stated to survive the termination of the Existing Credit Agreement and the repayment of amounts outstanding thereunder).

                (b) From and after the Effective Date, (i) each Exiting Revolving Credit Lender shall cease to be a party to this Agreement, (ii) no Exiting Revolving Credit Lender shall have any obligations or liabilities under this Agreement with respect to the period from and after the Effective Date and, without limiting the foregoing, no Exiting Revolving Credit Lender shall have any Revolving Credit Commitment under this Agreement or any participation on any Letter of Credit outstanding hereunder and (iii) no Exiting Revolving Credit Lender shall have any rights under the Existing Credit Agreement, this Agreement or any other Loan Document (other than rights under the Existing Credit Agreement expressly stated to survive the termination of the Existing Credit Agreement and the repayment of amounts outstanding thereunder).

                (c) The Lenders (which are Revolving Credit Lenders under the Existing Credit Agreement) hereby waive any requirements for notice of prepayment, minimum amounts of prepayments of Revolving Credit Loans (as defined in the Existing Credit Agreement), ratable reductions of Revolving Credit Commitments (as defined in the Existing Credit Agreement) and ratable payments on account of the principal or interest of any Revolving Credit Loan (as defined in the Existing Credit Agreement) under the Existing Credit Agreement to the extent such prepayment, reductions or payments are required pursuant to subsection 6.1(h).

                (d) The Lenders hereby authorize the Administrative Agent and the Borrower to request borrowings from the Lenders, to make prepayments of Revolving Credit Loans (as defined in the Existing Credit Agreement) and to reduce Revolving Credit Commitments (as defined in the Existing Credit Agreement) among the Revolving Credit Lenders (as defined in the Existing Credit Agreement) in order to ensure that, upon the effectiveness of this Agreement, the Revolving Credit Loans of the Lenders shall be outstanding on a ratable basis in accordance with their Revolving Credit Commitment Percentages and that the Revolving Credit Commitments shall be as set forth on Schedule 1.1(a) hereto and no such borrowing, prepayment or reduction shall violate any provisions of the Existing Credit Agreement or this Agreement. The Lenders hereby confirm that, from and after the Effective Date, all participations of the Lenders in respect of Letters of Credit outstanding hereunder pursuant to subsection 3.9(a) shall be based upon the Revolving Credit Commitment Percentages of the Lenders (after giving effect to this Agreement).

                (e) The Borrower hereby terminates, effective as of the Effective Date, in full the Revolving Credit Commitments (as defined in the Existing Credit Agreement) of the Exiting Revolving Credit Lenders.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                          KMART CORPORATION


                                          By:/s/ Michael J. Viola
                                             -----------------------------------
                                             Name:  Michael J. Viola
                                             Title: Vice President and Treasurer


                                           THE CHASE MANHATTAN BANK, as
                                            Administrative Agent


                                          By:/s/ William P. Rindfuss
                                             -----------------------------------
                                              Name:  William P. Rindfuss
                                              Title: Vice President

                                                                         ANNEX A

                                  PRICING GRID



     Margin Level          Applicable Margin for        Applicable Margin for
       Status                 Eurodollar Loans                ABR Loans              Commitment Fee Rate
Margin Level I Status             2.00%                        1.00%                       0.50%
Margin Level II Status            1.50%                        0.50%                       0.50%
Margin Level III Status           1.25%                        0.25%                       0.30%
Margin Level IV Status            1.00%                         0%                         0.25%
Margin Level V Status            0.875%                         0%                        0.225%
Margin Level VI Status            0.75%                         0%                        0.225%
Margin Level VII Status           0.50%                         0%                         0.20%